EXHIBIT 10.2

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                            ASSET PURCHASE AGREEMENT

                                  by and among

                                 INTERVENTIONS,

                                IDDRS FOUNDATION

                                       and

                            CORNELL CORRECTIONS, INC.


                            Dated as of May 10, 1999

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                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
ARTICLE I DEFINITIONS .....................................................    1
     SECTION 1.1 Accounting Terms .........................................    1
     SECTION 1.2 Defined Terms ............................................    1

ARTICLE II CLOSING ........................................................    2
     SECTION 2.1 Closing ..................................................    2

ARTICLE III PRUCHASE, SALE, AND DELIVERY ..................................    2
     SECTION 3.1 Acquisition Assets .......................................    2
     SECTION 3.2 Excluded Assets ..........................................    4
     SECTION 3.3 Purchase Price ...........................................    5

ARTICLE IV LIABILITIES AND OBLIGATIONS ....................................    5
     SECTION 4.1 Liabilities Not Assumed by Purchaser .....................    5
     SECTION 4.2 Assumed Liabilities ......................................    7

ARTICLE V REPRESENTATIONS AND WARRANTIES OF SELLER ........................    7
     SECTION 5.1 Organization; Qualification ..............................    7
     SECTION 5.2 Authority; Enforceability ................................    7
     SECTION 5.3 Subsidiaries; Affiliates .................................    8
     SECTION 5.4 Conflicting Agreements and Other Matters; Consents .......    8
     SECTION 5.5 No Default; Compliance With Laws and Regulations .........    8
     SECTION 5.6 Financial Statements .....................................    9
     SECTION 5.7 No Undisclosed Liabilities ...............................    9
     SECTION 5.8 Absence of Certain Changes ...............................    9
     SECTION 5.9 Contracts, Agreements, Plans and Commitments .............   10
     SECTION 5.10 Actions Pending .........................................   11
     SECTION 5.11 Environmental ...........................................   12
     SECTION 5.12 Insurance ...............................................   14
     SECTION 5.13 Title ...................................................   14
     SECTION 5.14 Real Estate .............................................   14
     SECTION 5.15 Accounts Receivable .....................................   15
     SECTION 5.16 Taxes ...................................................   15
     SECTION 5.17 Employee Benefits Plans .................................   15
     SECTION 5.18 Employees and Labor Matters .............................   17
     SECTION 5.19 Intellectual Property Rights ............................   17
     SECTION 5.20 Relationships ...........................................   18
     SECTION 5.21 Certain Payments ........................................   18
     SECTION 5.22 Condition and Sufficiency of Assets .....................   18
     SECTION 5.23 Clients Accounts ........................................   18
     SECTION 5.24 Studies, Etc ............................................   18

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ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PURCHASER ....................   19
     SECTION 6.1 Corporate Existence ......................................   19
     SECTION 6.2 Authority; Enforceability ................................   19
     SECTION 6.3 Conflicting Agreements and Other Matters; Consents .......   19
     SECTION 6.4 Pending Litigation .......................................   19

ARTICLE VII CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES ..........   20
     SECTION 7.1 Employees ................................................   20
     SECTION 7.2 Taxes ....................................................   21
     SECTION 7.3 Consents .................................................   21
     SECTION 7.4 Title ....................................................   21
     SECTION 7.5 Surveys ..................................................   22
     SECTION 7.6 Environmental Due Dilegence ..............................   23
     SECTION 7.7 Further Assurances .......................................   23
     SECTION 7.8 Mail Received After Closing ..............................   23
     SECTION 7.9 Bills and Payments Received After Closing ................   23
     SECTION 7.10 Loss Due to Condemnation ................................   24
     SECTION 7.11 Loss due to Casualty ....................................   24
     SECTION 7.12 Notice of Environmental Claims ..........................   24
     SECTION 7.13 Bolingbrook and Joliet Programs .........................   24

ARTICLE VIII CONVENANTS ...................................................   25
     SECTION 8.1 Seller's Convenants ......................................   25
     SECTION 8.2 Purchaser's Convenants ...................................   27

ARTICLE IX CONDITIONS TO CLOSING ..........................................   28
     SECTION 9.1 Conditions to Obligations of Purchaser ...................   28
     SECTION 9.2 Conditions to Obligations of Seller ......................   32
     SECTION 9.3 Conditions to Obligations of Purchaser and Seller ........   32

ARTICLE X TERMINATION .....................................................   33
     SECTION 10.1 Grounds for Termination .................................   33
     SECTION 10.2 Effect of Termination ...................................   34

ARTICLE XI IDEMNFICATION ..................................................   34
     SECTION 11.1 Seller's Indemnity Obligations ..........................   34
     SECTION 11.2 Purchaser's Indemnity Obligations .......................   35
     SECTION 11.3 Idemnification Procedures ...............................   35
     SECTION 11.4 Determination of indemnified Amounts ....................   37
     SECTION 11.5 Limitation of Seller's Liability ........................   37
     SECTION 11.6 Limitation of Purchaser's Liability .....................   37

ARTICLE XII ...............................................................   38
     SECTION 12.1 Commissions .............................................   38
     SECTION 12.2 Survival ................................................   38
     SECTION 12.3 Expenses ................................................   38

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     SECTION 12.4 Notices .................................................   38
     SECTION 12.5 Entire Agreement ........................................   39
     SECTION 12.6 Governing Law ...........................................   39
     SECTION 12.7 Assignments and Third Parties ...........................   40
     SECTION 12.8 Confidential Information ................................   40
     SECTION 12.9 Severability ............................................   40
     SECTION 12.10 Amendments; No Waivers .................................   40
     SECTION 12.11 No Third Party Beneficiaries ...........................   41
     SECTION 12.12 Headings; Use of Certain Terms .........................   41
     SECTION 12.13 Counterparts ...........................................   41

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EXHIBITS

Exhibit A               Included Projects
Exhibit B               Excluded Projects
Exhibit 1.2             Definitions
Exhibit 4.2             Assumed Liabilities
Exhibit 9.1(e)(ii)      Assignment of Lease
Exhibit 9.1(e)(iii)     Bill of Sale
Exhibit 9.1(q)          Annualized EBITDA
Exhibit 9.1(t)          Opinion of Seller's Counsel
Exhibit 9.2(c)          Noncompetition Agreements
Exhibit 9.2(f)          Opinion of Purchaser's Counsel

SCHEDULES

Schedule 3.1(i)         Acquired Property
Schedule 3.1(iv)        Assumed Leases
Schedule 3.1(vi)        Motor Vehicles
Schedule 3.1(viii)      Contracts
Schedule 3.1 (x)        Permits
Schedule 3.3(a)         Excluded Debt
Schedule 4.2(c)         Accrued Vacation
Schedule 5.3            Subsidiaries; Affiliates
Schedule 5.4            Conflicting Agreements and Other Matters; Consents
Schedule 5.5            No Default; Compliance with Laws and Regulations
Schedule 5.7            No Undisclosed Liabilities
Schedule 5.8            Absence of Certain Changes
Schedule 5.9            Contracts, Agreements, Plans and Commitments
Schedule 5.10           Actions Pending
Schedule 5.11           Environmental
Schedule 5.12           Insurance
Schedule 5.13           Title
Schedule 5.14           Real Estate
Schedule 5.17           Employee Benefit Plans
Schedule 5.18           Employees and Labor Matters
Schedule 5.20           Relationships
Schedule 5.22           Condition and Sufficiency of Assets
Schedule 5.23           Client Accounts
Schedule 6.3            Conflicting Agreements and Other Matters; Consents
Schedule 7.4            Encumbrances

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                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement (this "AGREEMENT"), dated May 10, 1999, is by and among Interventions, an Illinois not-for-profit corporation ("INTERVENTIONS"), IDDRS Foundation, an Illinois not-for-profit corporation ("IDDRS"), and Cornell Corrections, Inc., a Delaware corporation ("Purchaser"). "SELLER" as used in this Agreement shall refer to Interventions and IDDRS individually and collectively.

      WHEREAS, Interventions is in the business of providing treatment and rehabilitative services at and operating behavioral health facilities and juvenile correctional services, mental health group homes and related facilities in Illinois with respect to the programs (the "TRANSFERRED Programs") listed on EXHIBIT A to this Agreement entitled "Included Projects" (the "BUSINESS"); and

      WHEREAS, IDDRS is in the business of owning and operating real property, including but not limited to real property leased to Interventions for use in the Business; and

      WHEREAS, Purchaser wishes to purchase from Seller and Seller wishes to sell, transfer, assign and deliver to Purchaser certain of the assets and contract rights used by Seller in connection with the Transferred Programs on the terms and subject to the conditions set forth herein;

      WHEREAS, Purchaser wishes to assume Seller's obligations relating to events occurring on or after the Closing Date (as defined below) under the contracts transferred pursuant hereto; and

      WHEREAS, each of Purchaser and each Seller is making certain representations, warranties and indemnities herein, as an inducement to the other to enter into this Agreement;

      NOW,   THEREFORE,   in   consideration   of   the   premises   and   the
representations, warranties, covenants and agreements stated herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:
                                   ARTICLE I
                                   DEFINITIONS

SECTION(degrEE)1.1 ACCOUNTING Terms. All accounting terms not specifically dEfined herein shall be construed in accordance with generally accepted accounting principles and on a basis not inconsistent with those applied in the preparation of the financial statements referred to in SECTION 5.6 hereof.

SECTION(degrEE)1.2 DEFINEd Terms. As used in this Agreement, other words and terms have the meanings specified in EXHIBIT 1.2. Other capitalized terms have the meanings assigned to them elsewhere in this Agreement.
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                                   ARTICLE II
                                     CLOSING

      SECTION 2.1 Closing. The closing of the purchase and sale provideD for herein (the "CLOSING") shall take place at the offices of Hopkins & Sutter in Chicago, Illinois, on July 31, 1999, or at such other place, or such other time or date not later than September 30, 1999 as may be agreed upon by the parties hereto or as otherwise set forth in SECTION 10.1. For purposes of this Agreement, the date on which the Closing actually occurs is referred to as the "CLOSING DATE".

ARTICLE III
                           PURCHASE, SALE AND DELIVERY

      SECTION 3.1 ACQUISITION Assets. Subject to the terms and conditions oF this Agreement, and on the basis of the representations and warranties hereinafter set forth, at the Closing, each Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall acquire and purchase from such Seller, subject to SECTION 3.2 hereof, the following assets, properties and rights of such Seller used in connection with the Transferred Programs:

            (i) the fee simple interest in and to the Interventions' parcels located at 2221 64th Street in Woodridge and at 11 S. 250 Rt. 83 in unincorporated Hinsdale, and the IDDRS' parcels located at 4100 and 4200 West Maple Avenue, 4325 West Maple Avenue in Matteson; 2723 North Clark Street and 5701 South Wood Street in Chicago; and 26991 Anderson Road, as all such parcels are more fully described on SCHEDULE 3.1(I) (the "ACQUIRED PROPERTY" or "ACQUIRED PROPERTIES");

            (ii) all buildings, structures, fixtures and other improvements located on the Acquired Properties (the "IMPROVEMENTS");

            (iii) all right, title and interest of Seller, if any, in and to (i) all easements, tenements, hereditaments, privileges and appurtenances in any way belonging to the Acquired Properties and the Improvements, (ii) any land lying in the bed of any highway, street, road, avenue or access way, open or proposed, in front of or abutting or adjoining the Acquired Properties and the Improvements, (iii) the use of all strips and rights of way, if any, abutting, adjacent, contiguous to or adjoining the Acquired Properties and the Improvements, and (iv) all other rights and appurtenances belonging or in any way pertaining thereto including, without limitation, all water, wastewater and other utility rights and capacities (the "APPURTENANCES");

            (iv) the real property leases which are listed on SCHEDULE 3.1(IV) hereto (the "ASSUMED LEASES");

            (v) all machinery, equipment, trade fixtures, tools, furniture, computers, appliances, implements, spare parts, supplies, leasehold improvements, construction in progress and all other tangible personal property owned by Seller, and which are located within the Acquisition Assets or otherwise used solely in connection with the Transferred

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      Programs including within any real property leases, on the Closing Date,
      (collectively, the "EQUIPMENT");

            (vi) all motor vehicles and rolling stock owned by Seller on the Closing Date and listed on SCHEDULE 3.1(VI) hereto (collectively, the "MOTOR VEHICLES");

            (vii) all such office supplies, kitchen supplies, laundry supplies, medical supplies, spare parts, safety equipment, maintenance supplies, other supplies used or consumed in the Transferred Programs or that otherwise relate to the Acquisition Assets (as hereinafter defined) and other similar items which are on hand and owned by Seller and located at the Acquired Properties on the Closing Date (collectively, the "SUPPLIES");

            (viii)all revenue-generating contracts and supplier contracts (including, without limitation, all of the fee-for-service, operating and other contracts), leases, agreements, equipment or other lease licenses, government contract awards and building service agreements solely related to the Transferred Programs to which Seller is a party on the Closing Date and which are listed on SCHEDULE 3.1(VIII) hereto (collectively, the "CONTRACTS");

            (ix) all goodwill and going concern value relating to the Transferred Programs;

            (x) to the extent transferrable, all right, title and interest in all licenses, permits, applications, registrations, exemptions, notices of intent, franchises, consents, waivers, variances, authorizations, approvals and orders issued by any federal, state, municipal or other Governmental Authority (collectively, the "PERMITS") relating solely to the Acquisition Assets or the Transferred Programs, including, without limitation, those listed on SCHEDULE 3.1(X) hereto;

            (xi) all cash or cash equivalents representing fund accounts of Clients ("CLIENT ACCOUNTS");

            (xii) all software, patents, processes, shop rights, formulas, brand names, trade secrets, servicemarks, tradenames, trademarks, copyrights, intellectual property, drawings, and any similar items and related rights owned by or licensed to Seller, if any, solely related to the Acquisition Assets or the Transferred Programs, together with any goodwill associated therewith;

            (xiii)such rights as Seller may have to the use of software, which was installed in a personal computer which is part of the Equipment when purchased, or thereafter by the user thereof.

            (xiv) such rights to use the name "Interventions" and all derivations thereof in Illinois as Seller may have and such rights as Seller may have, if any, in tradenames and trademarks which are used by Seller solely in connection with the Transferred Programs. The right to the use of the name "Interventions" and derivatives thereof shall be limited to the State of Illinois.

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            (xv) all rights under express or implied warranties from the suppliers of Seller with respect to the Acquisition Assets, to the extent they are assignable;

            (xvi) all books, records, papers and instruments of whatever nature and wherever located that are in the possession or control of Seller, that relate to the Transferred Programs or the Acquisition Assets or which are required or necessary in order for Purchaser to conduct the Business from and after the Closing Date in the manner in which it is presently being conducted, including, without limitation, blueprints of the Improvements, if any, copies of accounting and financial records relating to the Contracts, maintenance records, environmental records, analytical data and reports, correspondence with Governmental Authorities relating to the Acquisition Assets or Transferred Programs, supplier lists and other supplier data relating to the purchase of supplies, notices of claims or demands by third parties, and confidential information relating to the Acquisition Assets or Transferred Programs;

            (xvii)copies of all personnel files and other materials relating to employees of Seller who accepted employment by Purchaser as contemplated by SECTION 7.1 hereof;

            (xviii) all patient medical records, PROVIDED, however, that Purchaser shall maintain such records for the longer of five years or the conclusion of any audit or litigation concerning them (or otherwise return them to Seller) if requested by Seller, and Purchaser shall allow Seller reasonable access to and to make copies (at Seller's expense) of relevant parts of such records from time to time.

      Subject to SECTION 3.2 hereof, all of the assets referenced in this
SECTION 3.1 are collectively referred to as the "ACQUISITION ASSETS".

      SECTION 3.2 EXCLUDED ASSETS. Notwithstanding SECTION 3.1 hereof,
SelLer is not selling and Purchaser is not purchasing pursuant to this Agreement any of the following, all of which shall be retained by Seller (collectively, the "EXCLUDED ASSETS"):

      (a) all employee benefit plans (as defined in ERISA) and all other similar benefit plans, programs, arrangements or commitments (whether written or oral) of Seller;

      (b) cash and cash equivalents, accounts receivable, contributions receivable, any other current assets, investments, notes, bonds, stocks, any other investments, bank and brokerage deposits and accounts, "net bond issue costs," corporate records, accounting records, claims, any contract, lease or other assets or property or right thereto directly related to a program listed on EXHIBIT B hereto entitled "EXCLUDED PROJECTS";

      (c) all insurance policies;

      (d) all real estate and improvements owned by IDDRS, other than the Acquired Properties, Improvements and Appurtenances; and

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      (e) any other asset other than the Acquisition Assets.

      SECTION 3.3 PURCHASE PRICE. The aggregate consideration (THE "PURcHase Price") for the purchase of the Acquisition Assets and the execution and delivery by the Seller of the Covenant Not to Compete Agreements (the "NONCOMPETE AGREEMENT") to the Purchaser shall be $23,773,000, PLUS the amount of capital expenditures made by Seller and approved by Purchaser since January 1, 1999, and incorporated into the Acquisition Assets in an amount not to exceed $100,000. The capital expenditure for the water and sewer connection in Wauconda has been approved by Purchaser. The Purchase Price shall be payable in accordance with the following:

      (a) Prior to the execution of this Agreement, Purchaser has delivered to Seller the sum of $400,000, which amount serves as earnest money (together with any interest thereon, the "EARNEST MONEY"). The Earnest Money shall be applied against the Purchase Price at Closing. The refundability of the Earnest Money shall be governed by the provisions of SECTION 10.2 of this Agreement.

      (b) In the event Purchaser elects to pay, and Seller consents to permit Purchaser to pay, at Closing directly to the applicable creditors the amount necessary to release any unreleased Liens on the Acquisition Assets (the "EXCLUDED DEBT") to the extent identified at Closing and which are listed on
SCHEDULE 3.3(A) of this Agreement, the entire amount of the Excluded Debt so paid by Purchaser at Closing and described on SCHEDULE 3.3(A) shall be applied against the Purchase Price at Closing.

      (c) Upon the terms and subject to the conditions hereof, at the Closing and in full satisfaction of the Purchase Price, Purchaser shall pay to Interventions and IDDRS, by wire transfer of immediately available funds to an account designated in writing by Interventions and IDDRS or certified cashier's check as Interventions and IDDRS might request at Closing, an aggregate amount equal to the Purchase Price LESS (i) the Earnest Money, (ii) the Excluded Debt paid pursuant to SECTION 3.3(B) above, (iii) a working capital allowance in the amount of $1,800,000, and (iv) an amount equal to the Seller's accrued vacation pay assumed by Purchaser under SECTION 4.2(C).

                                   ARTICLE IV
                           LIABILITIES AND OBLIGATIONS

      SECTION4.1 LIABILITIES NOT ASSUMED BY PURCHASER. Except as othErwise provided in SECTION 4.2 hereof, Purchaser does not assume or agree to pay, perform or discharge, and shall not be responsible for, any commitments, contracts, agreements or obligations or claims against, or liabilities of, Seller whatsoever, including without limitation, the following (collectively, the "EXCLUDED LIABILITIES"):

      (a) except as set forth in SECTION 7.2(B), with respect to real estate transfer taxes, any sales, use, income, franchise or other tax or charge, if any, which may become payable by Seller by reason of the sale and transfer of the Acquisition Assets under federal law or under the laws of any

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state, or may be imposed upon Seller by reason of receipt of the Purchase Price or relief from any liability pursuant to this Agreement;

      (b) any of the costs and expenses incurred in connection with the future operations of Seller, and, except as expressly provided to the contrary in this Agreement, the costs and expenses of Seller incurred in negotiating, entering into and carrying out their obligations pursuant to this Agreement;

      (c) the trade accounts payable, accrued liabilities and any other liabilities of Seller incurred in the course of Seller's operations as of the Closing Date, any indebtedness (whether short-term or long-term) for borrowed money, together with all interest thereon, including but not limited to the Excluded Debt;

      (d) any commitments or liability related to events occurring prior to the Closing Date pursuant to the Contracts, and any commitments or liability arising before or after the Closing Date with respect to the Management Agreement dated February 25, 1995, as amended, between the Interventions' contract manager and Interventions (the "CONTRACT MANAGER AGREEMENT");

      (e) any Taxes for which Seller is liable (taking into account the provisions of SECTION 7.2(A) hereof);

      (f) any prepayment penalties or other liabilities related to retiring or extinguishing any indebtedness of Seller;

      (g) any liabilities arising out of or in connection with periods or activity prior to the Closing Date related to OSHA, EEOC or any other Governmental Authority, or any violation of law;

      (h) any liability or obligation (contingent or otherwise) of Seller arising out of (i) any claim, litigation, or proceeding threatened or pending on or before the Closing Date or (ii) any claim, litigation, or proceeding threatened or initiated after the Closing Date to the extent based on an act or omission of Seller or any current or former officer, director, employee, agent or representative of Seller, or (iii) the operation of the Business and/or Acquisition Assets occurring before the Closing Date, whether or not set forth on SCHEDULE 5.10;

      (i) any liability arising out of or in connection with Seller's defective performance of any Contract or breach of any express or implied warranty with respect to performance by Seller of any Contract prior to the Closing Date;

      (j) any liability or obligation of Seller arising out of any employee benefit plan (as defined in ERISA) and all other similar benefit plans, programs, arrangements or commitments (whether written or oral) of Seller;

      (k) any contingent or unknown liability of Seller; and

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      (l) any liability or obligation of Seller to the extent it arises exclusively under or in connection with or related to the Excluded Assets.

      SECTION 4.2 ASSUMED LIABILITIES. The Purchaser, at the Closing, bY the document attached hereto as EXHIBIT 4.2, will assume and agree to pay, perform and discharge when due solely the following debts, liabilities, obligations and contracts of the Seller (collectively, the "ASSUMED LIABILITIES");

      (a) Seller's obligations relating to events occurring on or after the Closing Date under the Contracts and the Assumed Leases;

      (b) Seller's obligations to its Clients under the Client Accounts solely to the extent of the cash received at Closing by Purchaser from Seller pursuant to SECTION 3.1(XI) of this Agreement; and

      (c) Seller's accrued vacation pay liability as of the Closing Date for employees of Seller who are being employed by Purchaser solely to the extent such liabilities and employees are expressly set forth on SCHEDULE 4.2(C) (which will be prepared and mutually agreed to by the parties as of Closing) and are credited against the Purchase Price pursuant to SECTION 3.3(C).

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Each of Interventions and IDDRS, severally with respect to itself, its own properties, liabilities and activities and not jointly or with respect to the other Seller or the other Seller's properties, liabilities or activities, represents, warrants and agrees to and with Purchaser as follows:

      SECTION 5.1 ORGANIZATION; QUALIFICATION. Seller is a not-for-Profit corporation organized, validly existing and in good standing under the laws of the State of Illinois. Seller has heretofore delivered to Purchaser true, correct and complete copies of its articles of incorporation and bylaws, each as amended or restated through the date of this Agreement. Seller has all requisite corporate power and authority to own and operate its assets and properties and to carry on its business and the Business as it is now being conducted. Seller is not qualified to do business in any other state.

      SECTION 5.2 AUTHORITY; ENFORCEABILITY. Seller has all requisite corPorate power and authority to enter into this Agreement. All necessary corporate action on the part of Seller has been taken to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller. This Agreement constitutes, as of the date hereof, and this Agreement and all documents and instruments required hereunder to be executed and delivered by Seller at or prior to CLOSING will constitute, on the Closing Date, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally.

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      SECTION 5.3 SUBSIDIARIES; AFFiliates. Seller does not have any
SubsidiAries, nor does Seller hold any equity interest in or control nor is Seller under common control with, (directly or indirectly, through the ownership of securities, by contract, by proxy, alone or in combination with others) any corporation, limited liability company, partnership, business organization or other Person, except as shown on SCHEDULE 5.3.

      SECTION 5.4 CONFLICTING AGREEMENTS AND OTHER MATTERS; Consents. Except as set forth on SCHEDULE 5.4 hereto, the execution and delivery of this Agreement by Seller does not, the fulfillment of or compliance by Seller with the terms and provisions hereof will not, and the consummation by Seller of the transactions contemplated hereby will not:

      (a) violate or conflict with any provision of, or require any notice, consent, authorization or approval under, the articles of incorporation or bylaws of Seller;

      (b) violate or conflict with any provision of, or require any filing, consent, authorization or approval under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to or binding upon Seller or to which Seller's assets or properties are subject; or

      (c) conflict with, result in a material breach of, constitute a material default under (whether with notice or the lapse of time or both), accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, (i) any mortgage, indenture, deed of trust, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which Seller is a party or by which Seller is bound or to which Seller's properties are subject or (ii) any material lease, license, contract or other agreement or instrument to which Seller is a party or by which Seller is bound or to which Seller's assets or properties are subject.

      SECTION 5.5 NO DEFAULT; COMPLIANCE WITH LAWS AND REGULATIONS.

      (a) Except as set forth on SCHEDULE 5.5, Seller is not in material default under, and no condition exists that with notice or lapse of time or both would constitute a material default under, (i) any mortgage, indenture, deed of trust, loan or credit agreement, or any other agreement or instrument evidencing indebtedness or borrowed money to which Seller is a party or by which Seller or any of its properties are bound, (ii) any judgment, order or injunction of any court or Governmental Authority that is specific to Seller or (iii) any other agreement, contract, lease or license, including but not limited to the Contracts and the Assumed Leases.

      (b) Except as set forth on SCHEDULE 5.5, Seller is not in violation of any law, regulation, order, judgment or decree of any federal or state court or Governmental Authority applicable to its business or operation, the violation of which would have a material adverse effect on the Business, Transferred Programs or the Acquisition Assets.

      (c) Except as set forth on SCHEDULE 5.5, Seller holds all Permits as are necessary to carry on its business and the Business as currently conducted in compliance with all applicable laws, rules, regulations and decisions of Governmental Authorities having jurisdiction over Seller, the Business, the Transferred Programs or the Acquisition Assets except such as would not have a material adverse effect on the Business, Transferred Programs or Acquisition Assets, if not obtained. All Permits held by the Seller relating to the Business, Transferred Programs or Acquisition Assets are set forth on SCHEDULE 5.5. Seller is not in material violation of any such Permit. All such Permits are in full force and effect, and no written or oral notice of suspension, revocation or cancellation thereof has been threatened. No permit is transferable to Purchaser except as indicated on SCHEDULE 5.5.

      SECTION 5.6 FINANCIAL STATEMENTS. Seller has heretofore furnished PurChaser with the following financial statements: the Intervention Budget v. Actual report by cost center for the Acquisition Assets for each month for the period July 1997 through December 1998. Such financial statements fairly present the revenues and expenses of the Acquisition Assets consistently reported. Except for ordinary and customary liabilities that have arisen in the ordinary course of business of Seller related to the Acquisition Assets since December 31, 1998, Seller does not have any liabilities or obligations of any nature related to the Acquisition Assets (absolute, accrued or otherwise) that are not reflected in the Balance Sheet.

      SECTION 5.7 NO UNDISCLOSED LIABILITIES. Except as set foRTH ON SCHEDulE 5.7, there is no material existing, contingent or threatened liability, obligation, lien or claim of any nature (absolute, accrued, contingent or otherwise) that relates to the Business or the Transferred Programs to the Knowledge of Seller or has been asserted or threatened to be asserted against Seller with respect to the Acquisition Assets, other than liabilities arising after the date of the Balance Sheet in the ordinary course of business consistent with past practice.

      SECTION 5.8 ABSENCE OF CERTAIN CHANGES. Except as discloSED ON SCHEDuLe
5.8 hereto, since the date of the Balance Sheet, with respect to the Business or the Acquisition Assets, there has not been:

      (a) any material adverse change in the business, financial condition, properties or results of operations of Seller;

      (b) any material damage, destruction or loss to the tangible property included in the Acquisition Assets suffered by Seller, whether covered by insurance or not;

      (c) any change by Seller in tax methods, principles or elections or in accounting methods or principles that would be required to be disclosed under generally accepted accounting principles;

      (d) any sale, lease or other disposition of Acquisition Assets of Seller, other than those in the ordinary course of business consistent with past practices;

      (e) any merger or consolidation of Seller with any other Person or any acquisition by Seller of the stock or business of another Person;

      (f) any borrowing, agreement to borrow funds or guaranty by Seller or any termination or amendment of any evidence of indebtedness, contract, agreement, deed, mortgage, lease, license or other instrument to which any of the Acquisition Assets is bound other than in the ordinary course of business and consistent with past practices;

      (g) any waiver of any claim or right of substantial value to Seller relating to the Business or Acquisition Assets;

      (h) any increase other than in the ordinary course of business consistent with past practice and not to exceed 10% in the compensation payable or to become payable by Seller to the directors, officers or employees of Seller, any increase other than in the ordinary course of business consistent with past practice and not to exceed 10% in benefits or benefit plan costs or any increase in any bonus, insurance, compensation or other benefit plan made for or with or covering any directors, officers or employees of Seller;

      (i) any employment, consulting, severance or indemnification agreement entered into or made by Seller with any of its employees, or any collective bargaining agreement or other obligation to any labor organization incurred or entered into by Seller;

      (j) the creation or imposition of any lien, other than a Permitted Encumbrance, on any of the Acquisition Assets;

      (k) any reduction in accruals or reserves relating to the Acquisition Assets, except to the extent of related cash payments or other reductions consistent with past practice;

      (l) any material write-up or write-down of the value of the Acquisition Assets, except for write-ups or write-downs in accordance with generally accepted accounting principles and in the ordinary course of business and consistent with past practice;

      (m) any amendment to the articles of incorporation or bylaws of Seller;

      (n) any contract or commitment to do any of the foregoing;

      (o) any imposition of any new or additional material restriction, limitation, term or condition under any Permit.

      SECTION 5.9 CONTRACTS, AGREEMENTS, PLANS AND COMMITMENTS. SCHEDUlE 5.9 hereto sets forth a complete list of the following contracts, agreements, plans and commitments to which Seller is a party or by which Seller or any of its properties is bound as of the date hereof:

      (a) any contract, commitment or agreement that involves expenditures by Seller of more than $20,000 in any one month or $50,000 in any twelve month period.

      (b) any contract or agreement (including any such contracts or agreements entered into with any Governmental Authority) relating to the maintenance or operation of the Business that involves expenditures by Seller of more than $20,000 in any one month or $50,000 in any twelve month period;

      (c) any indenture, loan agreement or note related to the Acquisition Assets under which Seller has outstanding indebtedness, obligations or liabilities for borrowed money;

      (d) any lease or sublease for the use or occupancy of real property, including but not limited to the Assumed Leases;

      (e) any agreement related to the Acquisition Assets that restricts the right of Seller related to the Acquisition Assets to engage in any type of business;

      (f) any guarantee, direct or indirect, by any Person of any contract, lease or agreement entered into by Seller related to the Acquisition Assets;

      (g) any partnership, joint venture or construction and operation agreement related to the Acquisition Assets;

      (h) any agreement of surety, guarantee or indemnification related to the Acquisition Assets with respect to which Seller is the obligor, outside of the ordinary course of business;

      (i) any contract which is a "Contract" and which requires Seller to pay for goods or services substantially in excess of its estimated needs for such items or the fair market value of such items related to the Acquisition Assets;

      (j) any contract, agreement, agreed order or consent agreement that requires Seller to take any actions or incur expenses to remedy non-compliance related to the Acquisition Assets with any Environmental Law; and

      (k) any other contract material to the Business, the Transferred Programs or the Acquisition Assets.

True, correct and complete copies of each of such contracts, agreements, plans and commitments have been delivered to or made available for inspection by Purchaser. All such contracts, agreements, plans and commitments (i) were duly and validly executed and delivered by Seller and, to the Best Knowledge of Seller, the other parties thereto, and (ii) are valid and in full force and effect. Seller has fulfilled all material obligations required of Seller under each such contract, agreement, plan or commitment to have been performed by it prior to the date hereof, including timely paying all interest on its debt, including but not limited to the Excluded Debt, as such interest has become due and payable. There are no counterclaims or offsets under any of such contracts, agreements, plans and commitments. Except as shown on SCHEDULE 5.9, the assignment of the Contracts to Purchaser in connection with the transactions contemplated herein will vest in Purchaser the right to operate the Business and Transferred Programs under the terms of the Contracts and to use the Acquisition Assets in the manner currently operated and used by Seller.

      SECTION 5.10 ACTIONS PENDING. Except as set forth on schedule 5.10 hereto, there is no action, claim, suit, investigation or proceeding pending or, to the Best Knowledge of Seller, threatened against Seller, the Acquisition Assets, Transferred Programs, the Business or involving any properties or rights of Seller by or before any court, arbitrator or Governmental Authority. There is no action, claim, suit, investigation or proceeding pending or threatened, against Seller which purports to affect the validity or enforceability of this Agreement or, to the Knowledge of Seller, that seeks to prohibit, restrict or delay the consummation of the transactions contemplated hereby. SCHEDULE 5.10 sets forth a summary description of all current, threatened and prior lawsuits (which were filed or resolved within the last three years) by or against Seller.

      SECTION 5.11 ENVIRONMENTAL. Except as set forTH ON SCHEDULe 5.11 and without in any manner limiting any other representations and warranties set forth in this Agreement:

      (a) To Seller's Knowledge after Reasonable Inquiry, neither Seller, nor the Acquisition Assets is in violation of, or is in non-compliance with, any Environmental Laws in connection with the ownership, use, maintenance, operation of, or conduct of the Business, Transferred Programs or any Acquisition Asset.

      (b) Without in any manner limiting the generality of (a) above:

            (i) To Seller's Knowledge after Reasonable Inquiry, except in compliance with Environmental Laws (including, without limitation, by obtaining necessary Permits), no Materials of Environmental Concern have been used, generated, extracted, mined, beneficiated, manufactured, stored, treated, or disposed of, or in any other way released (and no release is threatened), on, under or about any Acquisition Assets or transferred or transported to or from any Acquisition Assets, and no Materials of Environmental Concern have been generated, manufactured, stored, treated or disposed of, or in any other way released (and no release is threatened), on, under, about or from any property adjacent to any Acquisition Assets;

            (ii) To Seller's Knowledge after Reasonable Inquiry, Seller is not, as a result of the operation or condition of the Business, the Transferred Programs, the Acquisition Assets, subject to any: (a) contingent liability in connection with any release or threatened release of any Materials of Environmental Concern into the environment whether on or off any Acquisition Assets; (b) reclamation, decontamination or remediation requirements under Environmental Laws, or any reporting requirements related thereto; or (c) consent order, compliance order or administrative order relating to or issued under any Environmental Law;

            (iii) To the Seller's Knowledge after Reasonable Inquiry, there are no Environmental Claims pending or, threatened against Seller, the Transferred Programs or any of the Acquisition Assets;

            (iv) Seller and all of the Acquisition Assets have all Permits necessary to comply with all Environmental Laws and have made all capital improvements necessary for compliance with all Environmental Laws (including, without limitation, for compliance with all Permits), and operation of Seller's Business, the Transferred Programs and each

      Acquisition Asset is in compliance in all material respects with all terms and conditions of such required Permits;

            (v) To Seller's Knowledge after Reasonable Inquiry, there are no, nor have there ever been any, storage tanks or solid waste management units (not exempt from permit requirements) located on or under any Acquisition Assets of Seller, and there are no Materials of Environmental Concern in, under or on any Acquisition Assets in an amount exceeding naturally occurring background levels for such geographic area or which would require reporting to any Governmental Authority or remediation to comply with the most stringent applicable requirements of Environmental Laws;

            (vi) To Seller's Knowledge after Reasonable Inquiry, none of the off-site locations where Materials of Environmental Concern generated from any Acquisition Assets or for which Seller has arranged for treatment, storage, or disposal has been nominated or identified as a facility requiring remediation which is subject to an existing or potential claim under Environmental Laws;

            (vii) Seller has not been named as a potentially responsible party under, and no Acquisition Asset, to Seller's Knowledge after Reasonable Inquiry, has been nominated or identified as a facility which is subject to an existing or potential claim under CERCLA or similar Environmental Laws, and no Acquisition Asset is subject to any lien arising under Environmental Laws;

            (viii) Seller has not received any notice of any release or threatened release of Materials of Environmental Concern, or of any violation of, noncompliance with, or remedial obligation under, Environmental Laws or Permits, relating to the ownership, use, maintenance, operation of the Business, the Acquisition Assets or the Transferred Programs, nor has Seller voluntarily undertaken remediation or other decontamination or cleanup of any facility or site in the last five
      (5) years or entered into any agreement for the payment of costs associated with such activity;

            (ix) Seller is not aware of any requirement of any Environmental Laws that will require future compliance costs on the part of Seller in excess of $10,000 above costs currently expended in the ordinary course of business;

            (x) Seller has filed all notices, notices of intent, notifications, financial security, waste managements plans, waste generation reports, Form R and chemical inventory reports, or other applications and documents which are required to be obtained or filed by Seller for the lawful operation of the Business or the Transferred Programs or the use or operation of any Acquisition Asset; and

            (xi) To Seller's Knowledge after Reasonable Inquiry, no current Acquisition Asset contains any asbestos containing materials or polychlorintated biphenyls in any form nor any wetland areas or other land subject to restricted development under Environmental Laws.

      (c) No improvements or alterations have been made to any Acquisition Asset without a Permit where one was required, nor is there any unfulfilled order directive of any applicable Governmental Authority or casualty insurance company that any work of investigation, remediation, repair, maintenance or improvement required to be performed on the Acquisition Asset;

      (d) With regard to any Acquisition Asset, there is no unfulfilled requirement that any environmental impact statement (or similar document) be prepared by or filed with any Governmental Authority to evaluate its impact on the environment; and

      SECTION 5.12 INSURANCE. SCHEDULE 5.12 hereto sets forth a list Of all insurance policies owned by Seller by which Seller or any of the Acquisition Assets is covered against present losses, all of which are now in full force and effect. No insurance has been refused with respect to any operations, properties or assets of Seller nor has coverage of any insurance been limited by any insurance carrier that has carried, or received any application for, any such insurance during the last three years. No insurance carrier has denied any claims made against any of the policies listed on SCHEDULE 5.12 hereto.

      SECTION 5.13 Title. Except as shown in schedule 5.13, Seller haS good and marketable title to all of the Acquisition Assets and, except as noted in
SCHEDULE 5.13, the Acquisition Assets are not subject to any Lien. Seller has not received any written notice of any material adverse claim that has not been satisfied with respect to its title to any material Permit, right-of-way, easement or lease included in the Acquisition Assets. Seller enjoys peaceful and undisturbed possession under all material Permits or leases included in the Acquisition Assets under which it is operating, and all such Permits and leases are valid, subsisting and in full force and effect with respect to the Seller and to the Knowledge of Seller, with respect to the other parties thereto.

      SECTION 5.14 Real Estate.

      (a) SCHEDULE 5.14 hereto contains an accurate and complete list of all real property owned in whole or in part by Seller as part of or related to the Business and included in the Acquired Properties, and includes the name of the record title holder thereof and a list of all indebtedness or other obligations secured by any Lien thereon. None of the buildings, structures or appurtenances (or any equipment therein) located on any such currently owned or operated real property, nor the operation or maintenance thereof, violates in any respect any restrictive covenant, or to the Knowledge of Seller, encroaches on any property owned by others except as set forth on SCHEDULE 5.13 OR 5.14. No condemnation proceeding is pending or, to the Knowledge of Seller, threatened which would preclude or impair in any material respect the use of such real property by Seller for the purpose for which it is currently, and proposed to be, used.

      (b) SCHEDULE 5.14 hereto sets forth a list and summary description (including property location, parties and annual rental payments) of all leases, subleases, management agreements and other agreements as part of or related to the Business or the Transferred Programs and under which Seller is lessor or lessee of, or uses or occupies or allows the use or occupancy of, any real property, including but not limited to the Assumed Leases. All such leases, subleases and other agreements are valid and subsisting and in full force and effect.

      (c) Except as set forth on SCHEDULE 5.14, the real and leased property listed on SCHEDULE 5.14 (i) is connected to and serviced by utilities and public services all of which are adequate for the use of the real property listed thereon as the Business is currently conducted, and (ii) is zoned and permitted for use in the manner in which it is currently being used. Seller has not experienced during the three years preceding the date hereof any material interruption in the delivery of adequate quantities of any utilities (including, without limitation, electricity, natural gas, potable water, water for cooling or similar purposes and fuel oil) or other public services (including, without limitation, sanitary and industrial sewer service) required in the operation of the Business during such period and no such material interruption is, to the Knowledge of Seller, threatened.

      SECTION 5.15 ACCOUNTS RECEIVABLE. All accounts receivable reflecTed on the Balance Sheet represent services actually performed in the ordinary course of business and are collectible in the normal operations of the Acquisition Assets except as reflected in the reserve for doubtful accounts in the Balance Sheet. The reserve for doubtful accounts reflected in the Balance Sheet has been determined in accordance with generally accepted accounting principles and on a basis consistent with prior years.

      SECTION 5.16 Taxes.

      (a) Seller has caused to be duly filed in a timely manner with the appropriate Governmental Authorities all Tax Returns required to be filed by or with respect to the Business and the Acquisition Assets and has caused to be paid or deposited all Taxes (including estimated Taxes) required with respect to the periods covered by such Tax Returns or by any taxing authority. All Taxes required to be collected or withheld with respect to the Business or the Acquisition Assets have been duly collected or withheld, and all Taxes with respect to the Business and the Acquisition Assets required under generally accepted accounting principles to be accrued on the financial statements of Seller have been so accrued.

      (b) No Liens with respect to Taxes exist, and Seller has no reason to expect that any Lien with respect to Taxes will arise, on or with respect to the Transferred Programs or the Acquisition Assets, except for Liens imposed by law and incurred in the ordinary course of business for obligations not yet due.

      (c) There is no pending action, proceeding or investigation, and, no action, proceeding or investigation has been threatened by any Governmental Authority, for assessment or collection of Taxes with respect to the Transferred Programs or the Acquisition Assets.

      SECTION 5.17 Employee Benefit Plans.

      (a) Each Plan and each Benefit Program (defined in SECTION 5.17(B)(IV) below) is listed on SCHEDULE 5.17 hereto. No Plan or Benefit Program is or has been (i) covered by Title IV of ERISA, (ii) subject to the minimum funding requirements of Section 412 of the Code or (iii) a

"multi-employer plan" as defined in Section 3(37) of ERISA, nor has Seller contributed to, or ever had any obligation to contribute to, any multi-employer plan. Each Plan and Benefit Program intended to be qualified under Section 401(a) of the Code is designated as a tax-qualified plan on SCHEDULE 5.17 and is so qualified. No Plan or Benefit Program provides for any retiree health benefits for any employees or dependents of the Seller other than as required by COBRA (as hereinafter defined). There are no claims pending with respect to, or under, any Plan or any Benefit Program, other than routine claims for benefits, and there are no disputes or litigation pending or, to the Knowledge of Seller, threatened, with respect to any such Plans or Benefit Programs.

      (b) Seller has heretofore delivered to Purchaser true and correct copies of the following, if any:

            (i) each Plan and each Benefit Program listed on SCHEDULE 5.18, all amendments thereto as of the date hereof and all current summary plan descriptions provided to employees regarding the Plans and Benefit Programs;

            (ii) each trust agreement and annuity contract (or any other funding instruments) pertaining to any of the Plans or Benefit Programs, including all amendments to such documents to the date hereof;

            (iii) each management or employment contract or contract for personal services and a completedescription of any understanding or commitment between Seller and any officer, consultant, director, employee or independent contractor of Seller; and

            (iv) a complete description of each other plan, policy, contract, program, commitment or arrangement providing for bonuses, deferred compensation, retirement payments, profit sharing, incentive pay, commissions, hospitalization or medical expenses or insurance or any other benefits for any officer, consultant, director, annuitant, employee or independent contractor of Seller as such or members of their families (other than directors' and officers' liability policies), whether or not insured (a "BENEFIT PROGRAM"). ---------------

      (c) Each Plan and Benefit Program has been maintained and administered in all material respects in compliance with its terms and all applicable laws, rules and regulations. Seller has no commitment or obligation to establish or adopt any new or additional Plans or Benefit Programs or to increase the benefits under any existing Plan or Benefit Program.

      (d) Except as set forth in SCHEDULE 5.17, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) result in any payment to be made by Seller other than severance, including, without limitation, unemployment compensation, golden parachute (defined in Section 280G of the Code) or otherwise, becoming due to any employee of Seller, or (ii) increase any benefits otherwise payable under any Plan or any Benefit Program.

      SECTION 5.18 Employees and Labor Matters.

      (a) Seller has provided Purchaser with a true and complete list dated as of December 31, 1998 (the "EMPLOYEE SCHEDULE ") of all employees of Seller relating to the Acquisition Assets listing the title or position held, base salary or wage rate and any bonuses, commissions, profit sharing, club memberships or other compensation or material perquisites payable, all employee benefits received by such employees and any other material terms of any written agreement with Seller. As of the date of this Agreement, the combined projected annual payroll for the calendar year ending December 31, 1998 of Seller required to operate the Transferred Programs as now operated by Seller is not materially different from that as listed on the Employee Schedule, and Seller has not entered into any agreement or agreements pursuant to which the combined annual payroll of Seller, including projected pay increases in the ordinary course of business consistent with past practice in an amount not to exceed 10%, overtime and fringe benefit costs, required to operate the Transferred Programs (including all administrative and support personnel) would be greater than as listed on the Employee Schedule. Set forth on SCHEDULE 5.18 is a detailed description of all health, dental, life and disability insurance plans of Seller.

      (b) Except as set forth on SCHEDULE 5.18, Seller is not a party to or bound by any written employment agreements or commitments, other than on an at-will basis. Seller is in substantial compliance with all applicable laws respecting the employment and employment practices, terms and conditions of employment and wages and hours of its employees and is not engaged in any unfair labor practice. To the Knowledge of Seller, all employees of Seller who work in the United States are lawfully authorized to work in the United States according to federal immigration laws. There is no labor strike or labor disturbance pending or, to the Knowledge of Seller, threatened against Seller with respect to the Transferred Programs and, during the past five years, Seller has not experienced a work stoppage with respect to the Transferred Programs.

      (c) Except as set forth on SCHEDULE 5.18, (i) Seller is not a party to or bound by the terms of any collective bargaining agreement or other union contract applicable to any employee of Seller and no such agreement or contract has been requested by any employee or group of employees of Seller, nor has there been any discussion with respect thereto by management of Seller with any employees of Seller, (ii) Seller is not aware of any union organizing activities or proceedings involving, or any pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for, or where the purpose is to organize, any group or groups of employees of Seller, or (iii) there is not currently pending, with regard to any of its facilities, any proceeding before the National Labor Relations Board, wherein any labor organization is seeking representation of any employees of Seller.

      SECTION 5.19 INTELLECTUAL PROPERTY RIGHTS. Seller does not owN or, except for certain software provided by its contract manager, use any patents, trademarks (whether registered or not) trade names, computer software, copyrights and patent or know-how licenses (as licensee or licensor) or my other intellectual property ("INTELLECTUAL PROPERTY RIGHTS") in connection with Seller's operation of the Business and Acquisition Assets, and Seller is not now nor upon consummation of the transactions contemplated hereby will be in default of any obligation with respect to any agreement with others concerning Intellectual Property Rights, except as would not have a material adverse effect on the Business, Transferred Programs or Acquisition Assets.

      SECTION 5.20 RELATIONSHIPS. Except as set forth on SCHEDULE 5.20, the Seller has not received notice from any supplier to the Acquisition Assets who now is such a supplier involving more than $20,000 any month or $50,000 annually with Seller or from any party to any Contract (each a "CONTRACT Party"), during the past two years, that such supplier or Contract Party intends to discontinue doing or materially decrease the rate of business with Seller, and no such supplier or Contract Party during the past two years has indicated any intention
(a) to terminate its existing business relationship with Seller or (b) not to continue its business relationship with Seller, whether as a result of the transactions contemplated hereby or otherwise. Seller has not entered into any related party transaction during the past year.

      SECTION 5.21 CERTAIN PAYMENTS. Neither Seller nor any officer, diRector or, to the Best Knowledge of Seller, employee of Seller has paid or received or caused to be paid or received, directly or indirectly, in connection with the Acquisition Assets (a) any bribe, kickback or other similar payment to or from any domestic or foreign government or agency thereof or any other Person or (b) any contribution to any domestic or foreign political party or candidate (other than from personal funds of such officer, director or employee not reimbursed by Seller or as permitted by applicable law).

      SECTION 5.22 CONDITION AND SUFFICIENCY OF ASSETS. Except as set forth on
SCHEDULE 5.22, the Improvements and Equipment are, to the Best Knowledge of Seller, in good operating condition and repair (subject to normal wear and tear) and are adequate for the uses to which they are being put, and Seller is not aware that any of such Improvements or Equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. Except as set forth on SCHEDULE 5.22, the Acquisition Assets related to the Transferred Programs constitute all of the assets and assumed leases held for use or used in connection with the Transferred Programs other than current assets. Seller has not transferred any material assets from a Transferred Programs to an Excluded Program in contemplation of the sale transaction that is the subject of this Agreement.

      SECTION 5.23 CLIENT ACCOUNTS. SCHEDULE 5.23 lists each of the Client Accounts. Each Client Bank Account will be reconciled as of Closing and the cash in such accounts will be sufficient to satisfy all Client claims against such accounts.

      SECTION 5.24 STUDIES, Etc. Seller has provided to Purchaser all studies, reports, plans, analyses or similar documents (including all drafts thereof and whether prepared by Seller's employees or others) in their possession or control relating to Materials of Environmental Concern and Environmental Laws or relating to the Transferred Programs and the Acquisition Assets.

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby represents and warrants to Seller that:

      SECTION 6.1 CORPORATE EXISTENCE. Purchaser is a corporation duly orgaNized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business in all jurisdictions wherein the nature of its business or ownership of its assets require such qualification.

      SECTION 6.2 AUTHORITY; ENFORCEABILITY. Purchaser has all requisite corPorate power and authority to enter into this Agreement. All necessary corporate action on the part of Purchaser has been taken to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser. This Agreement constitutes, as of the date hereof, and this Agreement and all documents and instruments required hereunder to be executed and delivered by Purchaser at or prior to Closing will constitute, on the Closing Date, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally.

      SECTION 6.3 CONFLICTING AGREEMENTS AND OTHER MATTERS; Consents. Except as set forth on SCHEDULE 6.3 hereto, the execution and delivery of this Agreement by Purchaser does not, the fulfillment of or compliance by Purchaser with the terms and provisions hereof will not, and the consummation by Purchaser of the transactions contemplated hereby will not:

      (a) violate or conflict with any provision of, or require any notice, consent, authorization or approval under, the articles of incorporation or bylaws of Purchaser;

      (b) violate or conflict with any provision of, or require any filing, consent, authorization or approval under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to or binding upon Purchaser or to which Purchaser's assets or properties are subject; or

      (c) conflict with, result in a material breach of, constitute a material default under (whether with notice or the lapse of time or both), accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, (i) any mortgage, indenture, deed of trust, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which Purchaser is a party or by which Purchaser is bound or to which Purchaser's properties are subject or (ii) any material lease, license, contract or other agreement or instrument to which Purchaser is a party or by which Purchaser is bound or to which Purchaser's assets or properties are subject.

      SECTION 6.4 PENDING LITIGATION. There is no action, claim, suit, investigation or proceeding pending, or, to the best knowledge of Purchaser, threatened against Purchaser which

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
purports to affect the validity or enforceability of this Agreement or that seeks to prohibit, restrict, delay or enjoin the consummation of the transactions contemplated hereby.

                                  ARTICLE VII
              CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES

      SECTION 7.1 Employees.

      (a) Purchaser may, but shall not be obligated to, offer employment to any of the employees of the Seller. Seller will not discourage any such person from accepting such employment with Purchaser. Seller has not made any representations or promises, oral or written, to employees of Seller concerning employment by Purchaser.

      (b) Purchaser shall not be responsible for any costs, obligations or liabilities which may result from the termination of employment by Seller of any employee not hired by Purchaser as of the first payroll date after the Closing; PROVIDED, HOWEVER, Purchaser shall be responsible for and shall assume any and all costs, obligations or liabilities directly related to the termination by Purchaser of any employee of the Business or Transferred Programs who is hired by Purchaser on or after the Closing Date solely to the extent that such costs, obligations or liabilities relate directly to the period beginning with the hiring of such employee by Purchaser and ending with such termination by Purchaser. Purchaser makes no representation with respect to the comparability of Purchaser's employee benefits to those offered by Seller. Purchaser specifically disclaims any obligation to remunerate employees of Seller who, following the Closing Date, will be employed by Purchaser, at levels comparable to the aggregate remuneration provided to such employees while employed by Seller. Prior to the Closing Date, Purchaser and Seller shall have taken all necessary actions to comply with the Worker Adjustment and Retraining Notification Act (the "WARN ACT") to the extent it is subject to the WARN Act.

      (c) Seller shall take such actions as it deems appropriate to terminate, modify, alter or amend the existing Plans or Benefit Programs with respect to employees of the Business due to the transactions contemplated by this Agreement. Purchaser does not and shall not assume any of such Plans or Benefit Programs, including, without limitation, any severance plans of Seller.

      (d) Seller shall be solely responsible for and shall pay in full to all of Seller's employees all compensation, bonuses and other payments, and all vacation pay, and any other benefits otherwise payable under the Benefit Programs, accrued to the Closing and which Seller is obligated on termination of employment.

      (e) Seller will retain responsibility for, and continue to pay, all hospital, medical, life insurance, disability, supplemental unemployment and all other welfare plan expenses and benefits for each Seller employee hired by Purchaser (and covered dependents) with respect to claims incurred by such employee or their covered dependents prior to the Closing. Seller will retain responsibility for, and continue to pay, any life, health or other welfare benefits payable to each former employee of Seller who terminated employment with Seller (and their dependents) prior to the Closing in respect of claims incurred on their behalf prior to the Closing. For purposes of this paragraph, a claim is deemed incurred when the event that first gave rise to the claim occurred, notwithstanding the fact that such benefits may be paid at a subsequent date.

      (f) Seller is responsible for any liabilities that may arise with respect to application of Section 4980B of the Internal Revenue Code of 1986 or Part 6 of Subtitle B of Title I of ERISA ("COBRA") with respect to any of its employees or covered dependents as a result of the transactions contemplated by this Agreement, as well as for any prior COBRA violations which occurred prior to Closing. Purchaser is not a successor employer for COBRA purposes.

      (g) Purchaser is not, and shall not be deemed to be, a successor employer to Seller with respect to any Plans or Benefit Programs; and no plan or other program adopted or maintained by Purchaser after the Closing is or shall be deemed to be a "successor plan", as such term is defined in ERISA or the Code, of any such Plan or Benefit Program.

      SECTION 7.2 Taxes.

      (a) RIGHT TO REFUNDS. If Seller, on the one hand, or Purchaser, on the other hand, receives a refund of any Taxes for which the other is liable, then the party receiving such refund shall, within 10 days after its receipt, remit it to the other party.

      (b) TRANSFER TAXES. Seller and Purchaser shall split the real estate transfer taxes and recording charges as is customary in the locale of each real property sold.

      (c) PURCHASER'S TAXES. Except as set forth in SECTION 7.2(B) with respect to real estate transfer taxes, Purchaser shall retain and pay any sales, use, income, franchise or other tax or charge, if any, which may become payable by Purchaser by reason of the purchase of the Acquisition Assets under federal laws or under the laws of any state.

      SECTION 7.3 Consents. Seller shall use commercially reasonable eFforts (i) to procure all consents, novations, approvals or waivers in a form reasonably satisfactory to Purchaser which are necessary to assign the Contracts and transfer any other Acquisition Assets to Purchaser and (ii) in cooperation with Purchaser to assist Purchaser in obtaining all Permits and licenses necessary for the Purchaser to conduct the Business after Closing.

      SECTION 7.4 Title.

      (a) Purchaser has caused Chicago Title Company (the "TITLE COMPANY"), to furnish Purchaser a Commitment for Title Insurance (the "COMMITMENT") from the Title Company addressed to Purchaser covering each Acquired Property and the Improvements, pursuant to which the Title Company has offered to issue to Purchaser an Owner's Policy of Title Insurance (the "TITLE POLICY"), together with legible copies of all instruments described in the Commitment evidencing defects in, exceptions or objections to or encumbrances upon title to each Acquired Property and the Improvements. Seller shall bear all costs from the Title Company associated with obtaining a standard ALTA Title Policy. All Liens or other exceptions to or imperfections in title to the Acquired Properties which are shown in the Commitments heretofore received by Purchaser are

Permitted Encumbrances except for (i) those identified on SCHEDULE 7.4 hereto and (ii) any which require the Surveys for the specification of location including without limitation encroachments and matters disclosed by prior surveys.

      (b) Purchaser has ordered a report of searches made of the Uniform Commercial Code Records in jurisdictions determined by Purchaser in the name of Seller (the "UCC SEARCHES"), evidencing any Liens relating thereto granted by Seller. Seller shall bear all costs from the search company associated with the UCC Searches. Purchaser shall provide a copy of each UCC search report to Seller promptly upon receipt thereof.

      (c) Purchaser shall have 15 business days following receipt of the Survey provided for in SECTION 7.5 hereof to deliver to Seller its written objections to any matters reflected in the Commitment which require location from the survey to evaluate, or the Survey (as defined below). Any such matters which are not objected to by Purchaser within said 15 business days shall all be considered Permitted Encumbrances. Seller shall use commercially reasonable efforts to have the title and survey exceptions raised by Purchaser other than Permitted Encumbrances cured or removed to the reasonable satisfaction of Purchaser within 15 days after Purchaser notifies Seller in writing of such exceptions or objections. If Seller fails to cure or satisfy such objections for any reason within such time period, Purchaser may either (i) accept conveyance of title to the Acquired Properties, the Improvements and the Assumed Leases subject to such uncured matters and proceed with the Closing contemplated herein (in which event all such matters shall be deemed Permitted Encumbrances), or
(ii) give written notice to Seller electing to terminate this Agreement pursuant to ARTICLE X hereof.

      SECTION 7.5 SURVEYS. Purchaser has ordered surveys (THE "Surveys") Of (i) each of the Acquired Properties, and (ii) each of the Improvements to be made by a licensed surveyor. The Surveys shall be prepared to such standards as may be acceptable to Purchaser and the Title Company and shall contain a certification in favor of Purchaser and the Title Company that the Surveys are correct and accurate and that the Properties are free of encroachments, except as shown, the form and content of which certification shall be approved by the Purchaser and the Title Company. For purposes of the description of the land to be included in the deeds to be delivered pursuant to SECTION 9.1(E) hereof, to the extent the descriptions prepared by the surveyor do not match the relevant description in
SCHEDULE 3.1(I) or the Commitment or other evidence of title to the intended properties, or to the extent that a description in SCHEDULE 3.1(I) does not, after the Surveys are received, appear to accurately describe the real property facility intended to be conveyed, the parties shall attempt in good faith to agree upon the resolution of any such inconsistency and it shall be a condition of each party's obligation to close that such agreement on such resolution shall have been made. Purchaser shall bear all costs from the surveyor associated with the Surveys.

      SECTION 7.6 ENVIRONMENTAL DUE DILIGENCE Seller hereby grants to PurcHaser, and its counsel, accountants, consultants and other representatives, such access to its respective business facilities (whether owned, operated, or leased), personnel and records (including without limitation for purposes of conducting site inspections, asbestos surveys, or sampling and analyses of soil, groundwater or other media) as Purchaser may reasonably request, including for the purpose of conducting an investigation of the (a) compliance of Seller and any of its Business Properties with applicable Environmental Laws, and (b) the exposure to, presence, release, or any aspect of management, handling, or use of Materials of Environmental Concern at any such facility ("ENVIRONMENTAL DUE DILIGENCE"). If the Closing under this Agreement does not occur, Seller shall cause, at its expense, (x) any investigation-derived waste generated or created in connection with performance of the Environmental Due Diligence (including without limitation, drill cuttings, purged or developed water, or sample remnants) to be disposed in compliance with applicable Environmental Laws, and (y) any wells or borings installed during the Environmental Due Diligence to be plugged and abandoned. Seller shall be responsible for executing on its own behalf any and all manifests, shipping documents, plugging and abandoning reports and similar documents in connection with its obligations hereunder, and Seller agrees to indemnify and hold Purchaser harmless from and against any and all claims, liabilities, damages and causes of action arising out of its failure to fulfill such obligations hereunder. Seller shall provide to Purchaser copies of all (a) Permits, (b) reports or results of all inspections, audits, assessments, and analytical data and (c) such other information as Purchaser may reasonably request in the possession or control of Seller regarding any of Seller's current or prior business facilities or operations and relating to (i) compliance with applicable requirements of Environmental Laws or (ii) the exposure to, presence, release, or any aspect of management, handling, or use of Materials of Environmental Concern. Purchaser shall provide to Seller upon receipt thereof by Purchaser copies of all such environmental reports.

      SECTION 7.7 FURTHER ASSURANCES. Seller and Purchaser shall executE and deliver to the other, at the Closing or thereafter, any other instrument which may be requested by the other and which is reasonably appropriate to perfect or evidence any of the sales, assignments, transfers or conveyances contemplated by this Agreement or to transfer any Acquisition Assets identified after the Closing or to obtain any consents or licenses necessary for Purchaser to operate the Business and Transferred Programs in the manner operated by Seller prior to Closing.

      SECTION 7.8 MAIL RECEIVED AFTER CLOSING. Following the Closing, PurChaser may receive and open all mail addressed to Seller and, to the extent that such mail and the contents thereof relate to the Business and Transferred Programs or the Acquisition Assets, deal with the contents thereof in its discretion. Purchaser shall notify Seller of (and provide Seller copies of the relevant portions of) any mail that obliges Seller to take any action or indicates that action may be taken against Seller. To the extent that such mail and the contents thereof do not relate to the Business and Transferred Programs or the Acquisition Assets, such mail and the contents thereof shall be promptly forwarded to Seller at Seller's address for notices set forth in SECTION 12.4, or at such other address as may be designated in writing by Seller.

      SECTION 7.9 BILLS AND PAYMENTS RECEIVED AFTER CLOSING. Purchaser shall promptly send Seller any bills or other notices that payment is due that Purchaser receives after Closing related to obligations of Seller not assumed by Purchaser under this Agreement, and Seller shall timely pay such bills or other debts on or before the date that such bills are due. Seller shall promptly send Purchaser any bills or other notices that payment is due that Seller receives after Closing related to obligations of Seller expressly assumed by Purchaser under this Agreement, and Purchaser shall timely pay such bills or other debts on or before the date that such bills are due. Seller and Purchaser shall each promptly send to the other any payments received by them after Closing that is an asset of the other.

      SECTION 7.10 LOSS DUE TO CONDEMNATION. In the event of a condemNation proceeding commenced on or before the Closing Date with respect to all or any material portion of any of the Acquired Properties or the Improvements, Purchaser may, upon written notice to Seller given within 10 days of receipt of written notice of such event, terminate this Agreement pursuant to ARTICLE X of this Agreement. In the event that Purchaser does not elect to terminate, then this Agreement shall remain in full force and effect, and the transaction hereby contemplated shall close in accordance with the terms and conditions of this Agreement except that Seller shall assign to Purchaser at Closing all of Seller's rights and interests in and to any condemnation awards which have been paid or are or become payable to Seller.

      SECTION 7.11 LOSS DUE TO CASUALTY. In the event of a Substantial LOss or Damage (defined below) to any of the Acquired Properties or the Improvements by fire or other casualty prior to the Closing Date, Purchaser may, upon written notice to Seller within 10 days of receipt of written notice of such event, terminate this Agreement pursuant to ARTICLE X of this Agreement. In the event that Purchaser does not elect to terminate, then this Agreement shall remain in full force and effect, and the transaction hereby contemplated shall close in accordance with the terms and conditions of this Agreement except that Seller may elect, with the consent of Purchaser, such consent not to be unreasonably withheld, to repair the damaged property or improvement prior to Closing. In the event Seller elects not to repair the property, Seller shall assign to Purchaser at Closing all of Seller's rights and interests in and to any insurance proceeds which have been or are or become payable to Seller as a result of such damage or loss, less reasonable costs and attorneys fees of Seller in connection therewith plus the amount of the deductible delivered to Purchaser in cash. "SUBSTANTIAL LOSS OR DAMAGE" shall mean a loss or damage of 25% or more of the square footage of the Improvement or material damage to a particular Acquired Property or Improvement which results in the loss of the use thereof for a period exceeding three months. In the event of a loss or damage arising prior to the Closing Date that constitutes less than a Substantial Loss or Damage by fire or other casualty, Purchaser shall not have the right to terminate this Agreement pursuant to this SECTION 7.11; HOWEVER, Seller shall assign to Purchaser at Closing all of Seller's rights and interests in and to any insurance proceeds which have been or are or become payable to Seller as a result of such damage or loss except such proceeds as may have been used or committed to repair such loss or damage.

      SECTION 7.12 NOTICE OF ENVIRONMENTAL CLAIMS. Seller shall give Prompt written notice to Purchaser of the commencement of any Environmental Claim, or inspection by any Governmental Authority with responsibility for enforcing or implementing any applicable Environmental Laws, and provide to Purchaser such information as Purchaser may reasonably request regarding such Environmental Claim, any developments in connection therewith, and, as applicable, Seller's anticipated or actual response thereto.

      SECTION 7.13 BOLINGBROOK AND JOLIET PROGRAMS. Purchaser agrees to continue the Bolingbrook and Joliet programs included within the Transferred Programs for a period of at least two years after Closing.

                             ARTICLE VIII COVENANTS

      SECTION 8.1 SELLER'S COVENANTS. Seller covenants and agrees with PurChaser as follows:

      (a) CONDUCT OF BUSINESS. Except as permitted hereunder or contemplated hereby or as consented to in writing by Purchaser, through the Closing Date Seller will (i) conduct the Business in the usual and ordinary course thereof except with respect to supplies; (ii) communicate regularly with Purchaser and keep Purchaser closely advised of any material developments relating to the Business and the Transferred Programs; (iii) permit Purchaser to have access at reasonable times to the Seller's facilities and to review and copy the books and records of the Business and the Transferred Programs; (iv) maintain and preserve the assets of Seller in customary repair, order and condition, reasonable wear and tear and loss by fire and casualty (which loss shall be governed by SECTION
7.11 hereof) excepted, and proceed with any improvements in progress at the Improvements associated with the Business and the Transferred Programs subject to SECTION 8.1(A)(VI) below; (v) use all commercially reasonable efforts to preserve Seller's business organization intact, to retain the services of Seller's officers and employees and to preserve Seller's relationships with its suppliers and all Governmental Authorities with which Seller has engaged in business related to the Business and the Transferred Programs, including but not limited by paying suppliers and vendors in accordance with its usual business practices in a timely fashion; (vi) not make any new commitments or capital purchases in an amount greater than $25,000, without the prior written consent of Purchaser which will not be unreasonably withheld; and (vii) not sell or dispose of any of the Acquisition Assets other than in the ordinary course of business.

      (b) MAINTENANCE OF INSURANCE. Seller will maintain or cause to be maintained the insurance policies or risk retention programs (or policies or programs of substantially the same nature) of Seller in full force and effect at all times until the Closing Date.

      (c) INFORMATION AND ACCESS. At all times until the Closing, Seller will afford representatives, agents and employees of Purchaser access on reasonable notice and during normal business hours to its offices, senior personnel, Improvements, equipment, books and records, offices and facilities, tangible assets, agreements and licenses of Seller as relate to the Acquisition Assets, the Business and the Transferred Programs in Purchaser's reasonable judgment, for the purpose of conducting an investigation thereof provided, however, that Seller may limit or restrict access to employees, officers and facilities to the extent necessary to minimize disruption to their business. Seller will furnish to Purchaser such additional financial and operating data and other information as Purchaser may reasonably request; PROVIDED, HOWEVER, that the confidentiality of any data or information so acquired shall be maintained by Purchaser and its representatives in accordance with SECTION 8.2(A) hereof.

      (d) COMMERCIALLY REASONABLE EFFORTS. Seller will use its commercially reasonable efforts to obtain the satisfaction of the conditions to Closing set forth in SECTION 9.1 hereof.

      (e) PUBLIC ANNOUNCEMENTS AND DISCLOSURE OF COMPANY INFORMATION. Subject to applicable law, at all times until the Closing, Seller will promptly advise, and obtain the written approval of Purchaser, which approval will not be unreasonably withheld, before
(i) issuing, or permitting any of Seller's directors, officers to issue, any press release with respect to this Agreement or the transactions contemplated hereby or (ii) disclosing, or permitting any of Seller's directors, officers, employees, representatives or agents to disclose, to any Person (other than Seller or Purchaser or their respective directors, officers, employees, representatives or agents) nonpublic information regarding Purchaser, other than disclosures required to obtain the approvals, licenses and consents for the transactions contemplated hereby, disclosures to those professionals and advisors who have a need to know, or any other disclosure required by applicable law.

      (f) Other Offers.

            (i) Except in connection with the transactions contemplated by this Agreement, from and after the date hereof and so long thereafter as this Agreement has not been terminated pursuant to SECTION 10.1 below, neither Seller nor any officer, director or employee of Seller or any other person authorized to and acting on Seller's behalf, shall (l) solicit, initiate or participate in any way in discussions or negotiations with, provide any information or assistance to or enter into any agreement with, any person or group of persons (other than Purchaser, its Affiliates or its representatives) concerning (A) any acquisition of the Seller, any interest in the Seller or any part of the Acquisition Assets or (B) any merger, consolidation, or similar transaction involving the Seller, or (2) assist, solicit or participate in any effort or attempt by any other person to do or seek to do any of the foregoing (any such proposal or offer received or made during such period of time being hereinafter referred to as an "ALTERNATIVE PROPOSAL"). The Seller will promptly inform Purchaser if Seller is approached with respect to, or otherwise made aware of, any such solicitation, discussion or negotiation. Notwithstanding the foregoing, the Seller may furnish information and access to, and may participate in discussions and negotiate with, and may terminate this Agreement and enter into an agreement for a sale of assets or a merger, consolidation or similar transaction, with, any corporation, partnership, person or other entity that has submitted a written Alternative Proposal to the Seller if the Board of Directors of the Seller, following consultation with its legal counsel relating thereto, determines in their good faith judgment that failing to take such action would constitute a breach of such Board of Directors' legal duties, including any fiduciary duties (including any duties of loyalty and care), imposed by law.

            (ii) In the event that Seller enters into an agreement at any time within one year after the date hereof with someone who has submitted or received from Seller an Alternative Proposal during the time period referenced in the first sentence of Section 8.1(f) above (a "THIRD PARTY AGREEMENT"), Seller shall be required to submit to Purchaser a copy of such Third Party Agreement for its review. Without limiting the foregoing, in the event that Seller executes a Third Party Agreement for a sale of Acquisition Assets to or a merger or consolidation with such person and Seller in fact consummates a sale of Acquisition Assets to or a merger or consolidation with such person prior to the first anniversary of this letter of intent, then Seller shall, at the time of closing of such transaction, pay Purchaser, as a termination fee and as liquidated damages and as full compensation for any damages sustained or suffered by Purchaser because of any breach hereof by Seller, cash in an amount equal to $400,000.

            (iii) This section shall terminate and be of no further effect in the event that Purchaser fails to close the purchase of the Acquisition Assets under this Agreement other than because of Seller's breach of its obligations in this Agreement.

      (g) NOTIFICATION OF CERTAIN MATTERS. Seller and Purchaser shall give prompt notice to the other of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date
(ii) any material failure by Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; and
(iii) any investigation or testing by Seller to assess the need for remediation or the breach or violation of any Environmental Laws; PROVIDED, that the delivery of any notice pursuant to this SECTION 8.1(G) shall not limit or otherwise affect the remedies available hereunder to Purchaser.

      (h) HSR ACT. Seller will cooperate in good faith in obtaining all required consents and approvals in making filings under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR ACT").

      SECTION 8.2 PURCHASER'S COVENANTS. Purchaser covenants and agrees with Seller as follows:

      (a) PUBLIC ANNOUNCEMENTS. Subject to applicable law, at all times until the Closing, Purchaser will promptly advise, and obtain the written approval of Seller, which approval will not be unreasonably withheld, before (i) issuing, or permitting any of Purchaser's directors, officers to issue, any press release with respect to this Agreement or the transactions contemplated hereby or (ii) disclosing, or permitting any of Purchaser's directors, officers, employees, representatives or agents to disclose, to any Person (other than Purchaser or Seller or their respective directors, officers, employees, representatives or agents) nonpublic information regarding Seller, other than disclosures required to obtain the approvals, licenses and consents for the transactions contemplated hereby, disclosures to those professionals and advisors who have a need to know, or any other disclosure required by applicable law.

      (b) COMMERCIALLY REASONABLE EFFORTS. Purchaser will use its commercially reasonable efforts to cause the representations and warranties contained in
ARTICLE VI hereof to continue to be true and correct through the Closing Date and to obtain the satisfaction of the conditions to Closing set forth in SECTION
9.2 hereof.

      (c) HSR ACT. Purchaser will cooperate in good faith in obtaining all required consents and approvals in making filings under the HSR Act.

                                   ARTICLE IX
                              CONDITIONS TO CLOSING

      SECTION 9.1 CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate the transactions contemplated herein are subject, at the option of Purchaser, to satisfaction or waiver of the following conditions:

      (a) COMPLIANCE. Seller shall have complied in all material respects with all of its covenants and agreements contained herein, and all of the representations and warranties contained in ARTICLE V hereof shall be true and correct in all material respects on the date hereof and as of the Closing Date.

      (b) OFFICER'S CERTIFICATE. Purchaser shall have received a certificate dated the Closing Date of an executive officer of Seller certifying as to the matters specified in SECTION 9.1(A) hereof in a form satisfactory to Purchaser.

      (c) SELLER'S RESOLUTIONS. Purchaser shall have received certified copies of resolutions duly adopted by the board of directors of Seller, authorizing and approving the execution and delivery of this Agreement, including the exhibits and schedules hereto, and the consummation of the transactions contemplated herein.

      (d) NONCANCELLATION OF CONTRACTS. Subject to the provisions of this
SECTION 9.1, no Contract shall have been canceled, amended or renewed at reduced per diem levels or otherwise adversely affected prior to Closing.

      (e) TRANSFER DOCUMENTS. At Closing, Seller shall execute and deliver to Purchaser such deeds, bills of sale and other instruments of sale, transfer, conveyance, assignment and delivery covering the Acquisition Assets or any part thereof, not inconsistent with this Agreement and containing no provisions or warranties other than any expressly required by this Agreement, as Purchaser may reasonably require to assure the full and effective sale, transfer, conveyance, assignment and delivery to Purchaser of the Acquisition Assets free and clear of any rights and claims of third parties other than Permitted Encumbrances and Assumed Liabilities including, but not limited to, the following:

            (i) a general warranty deed in a form acceptable to Purchaser, duly executed by Seller, or its duly authorized agent, duly acknowledged and in form for recording, conveying to Purchaser good and marketable fee simple title to each Acquired Property and the Improvements thereon and all of Seller's right, title and interest in and to the Appurtenances related thereto free and clear of all liens, encumbrances, covenants, conditions, restrictions, rights of way, easements, and other matters effecting the title to the Acquired Property and the Improvements thereon other than Permitted Encumbrances.

            (ii) a general assignment, in the form attached hereto as EXHIBIT 9.1(e)(ii), duly executed by Seller, or its duly authorized agent, duly acknowledged and in form for recording, conveying to Purchaser all of Seller's right, title and interest in and to each of the

      Assumed Leases, free and clear of all liens, encumbrances, covenants, conditions, restrictions, rights-of-way, easements and other matters affecting the title to the Assumed Leases.

            (iii) a commitment marked by the Title Company to delete all but Permitted Encumbrances from the standard form of Owner's Policy of Title Insurance issued by the Title Company in the applicable jurisdiction, insuring good and marketable fee simple title to the Acquired Property and Improvements subject only to Permitted Encumbrances, with such endorsements and/or deletions thereto as are acceptable to Purchaser.

            (iv) a bill of sale, general assignment and conveyance by Seller transferring to Purchaser good and marketable title to all of the Acquisition Assets in the form set forth in EXHIBIT 9.1(E)(III) hereto.

            (v) all documents in a form reasonably satisfactory to Purchaser required for the assignment of Seller's rights under all registrations, Permits and licenses (to the extent permitted by law), equipment or motor vehicle leasing agreements, motor vehicle and rolling stock titles, rights under sales and/or purchase orders and of Seller's rights under all other Contracts (including the contracts of Seller listed on SCHEDULE 3.1(VIII) hereto), in each case which constitute a part of the Acquisition Assets.

            (vi) originals or copies of all of the Assumed Leases, contracts, agreements, commitments, books, records, files and other data that (x) are included in the Acquisition Assets or (y) relate to or affect the Acquisition Assets and are reasonably necessary for the continued conduct of the Business and Transferred Programs.

            (vii) such other instruments of transfer and assignment in respect of the Acquisition Assets as Purchaser shall reasonably require and as shall be consistent with the terms and provisions of this Agreement.

      (f) ABSENCE OF MATERIAL ADVERSE EFFECT OR CHANGE. No Material Adverse Change in the Acquisition Assets or so much of Seller's business as relates to the Acquisition Assets or Transferred Programs shall have occurred since the date hereof or shall occur as a result of the consummation of the transactions contemplated by this Agreement.

      (g) PERMITS AND LICENSES. To the extent required under applicable law, Purchaser shall have obtained or received a transfer of all required permits and licenses allowing Purchaser to operate the Business and Transferred Programs at the Acquired Property under the requirements of any applicable Governmental Authority, or a letter from the appropriate Governmental Authority satisfactory to Purchaser regarding the issuance of such required permits and licenses to Purchaser subsequent to Closing.

      (h) MAPLE CREEK GROUP HOME PERMIT. Purchaser shall have been issued and received a special use permit or similar arrangement, in a form satisfactory to Purchaser, allowing the continued operations of the Maple Creek Group Home site and to allow the continuation and expansion of the business related to such site.

      (i) SOUTHWOOD PERMIT. Purchaser shall have been issued and received a special use permit or similar arrangement or the existing special use permit shall be transferred to Purchaser, in a form satisfactory to Purchaser, allowing the continued operations of the Southwood site and to allow the continuation of the business related to such site.

      (j) RESIDENTIAL SCHOOL. Purchaser shall have received evidence satisfactory to it that the Residential School at 4100 and 4200 West Maple Avenue, Chicago, Illinois, is in compliance with the applicable zoning laws.

      (k) SURVEYS. Purchaser shall have received surveys required pursuant to
SECTION 7.5 hereto.

      (l) ORDERS, ETC. No action, suit or proceeding shall have been commenced or shall be pending or threatened, and no statute, rule, regulation or order shall have been enacted, promulgated, issued or deemed applicable to the Business, the Transferred Programs, the Acquisition Assets or the transactions contemplated by this Agreement, by any Governmental Authority or court that reasonably could be expected to (i) materially impair Purchaser's ownership or operation (as currently conducted) of all or a material portion of the Business, the Transferred Programs, or the Acquisition Assets, or compel Purchaser to dispose of or hold separate all or a material portion of Purchaser's or Seller's business or assets, as a result of the transactions contemplated by this Agreement or (ii) prohibit consummation of the transactions contemplated by this Agreement.

      (m) REMOVAL OF LIENS. Seller shall have caused any and all Liens other than Permitted Encumbrances on the Acquisition Assets to be released and shall have provided Purchaser with real estate lien releases and UCC releases to such effect.

      (n) ADDITIONAL REAL PROPERTY MATTERS.

            (i) Purchaser shall have timely received the Survey, each of the items described in SECTION 7.4 hereof and any objections of Purchaser thereto (other than with respect to Permitted Encumbrances) shall have been addressed or waived pursuant to such Section and the parties shall have resolved any inconsistencies regarding property descriptions as set forth in SECTION 7.5;

            (ii) Except as provided in SECTION 7.2(D) hereof, there shall be no unpaid ad valorem taxes or assessments levied or assessed against the Acquired Property for years prior to 1998, and the first installment of 1998 taxes is exempt and the second installment of 1998 taxes is exempt and is not yet due and payable.

            (iii) Each Assumed Leased shall be in full force and effect without any uncured default and the Purchaser shall have received a consent and estoppel certificate from the landlord in form and substance satisfactory to Purchaser; and

            (iv) All leases regarding any of the Acquisition Assets between Interventions and IDDRS shall have been terminated.

            (v) Purchaser shall have received written evidence from applicable governmental authorities demonstrating that no further action was necessary under Environmental Laws after removal from service of the underground storage tank at 5701 South Wood, Chicago, Illinois, pursuant to Permit No. 102577 issued by the City of Chicago Department of Environment.

      (o) CONSENTS. All consents and approvals required in connection with (i) the execution, delivery and performance of this Agreement and (ii) the assignment of the Contracts and all other agreements necessary for Purchaser to conduct the Business as it is currently being conducted by Seller, including, without limitation, those consents listed on SCHEDULES 5.4 AND 5.9 hereto, shall have been obtained in form satisfactory to Purchaser.

      (p) OTHER DOCUMENTS; VERIFICATION BY INDEPENDENT AUDITOR. Seller shall have delivered to Purchaser such other documents, instruments and certificates as may be reasonably requested by Purchaser. Purchaser, at its sole cost and expense, shall have the right to have an independent public auditing firm verify the accuracy of Seller's representations and warranties and satisfaction of conditions to Closings which relate the financial condition of the Business.

      (q) EBITDA. There shall be no evidence that Seller's annualized EBITDA for the Contracts (other than those Contracts on EXHIBIT A denoted with a "=") for the 12-month period ended June 30, 1998 (adjusted as shown on EXHIBIT 9.1(Q) to be $3,784,987) will fail to continue post-closing.

      (r) UNIONS. Except as disclosed on SCHEDULE 5.18, the employees of Seller shall not be unionized, nor shall there be any plans or other developments for unionization.

      (s) CERTAIN AGREEMENTS. The purchase of certain assets by Purchaser by and among Seller's contract manager, Peter Bokos, Nancy Haser and Purchaser either
(i) shall have closed or (ii) shall not have failed to close because of Purchaser's breach of any obligation of Purchaser to close the transactions contemplated therein.

      (t) OPINIONS OF COUNSEL. Purchaser shall have received the opinions of counsel to Seller reasonably acceptable to Purchaser and its counsel as to the matters set forth on, and in the form of, EXHIBIT 9.1(T) attached hereto.

      SECTION 9.2 CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate the transactions contemplated herein are subject, at the option of Seller, to satisfaction of the following conditions:

      (a) COMPLIANCE. Purchaser shall have complied in all material respects with its covenants and agreements contained herein, and the representations and warranties contained in ARTICLE VI hereof shall be true and correct in all material respects on the date hereof and as of the Closing Date.

      (b) OFFICER'S CERTIFICATE. Seller shall have received a certificate dated the Closing Date of an executive officer of Purchaser certifying as to the matters specified in SECTION 9.2(A) hereof in a form satisfactory to Seller.

      (c) NON-COMPETITION AGREEMENTS. Any non-competition agreement which Peter
J. Bokos or Nancy Haser shall have entered into with Purchaser or any affiliate thereof shall not restrict either party thereto from providing services to Seller and its affiliates after the closing except to the extent set forth in the relevant exhibit to the purchase agreement to which Purchaser and Peter Bokos and Nancy Haser are parties.

      (d) EMPLOYMENT ARRANGEMENTS. Seller and Purchaser shall have made arrangements satisfactory to both to permit Seller to retain on a cost basis the services of certain people who were employees of Seller's contract manager prior to Closing and who become employees of Purchase after Closing.

      (e) ORDERS, ETC. No action, suit or proceeding shall have been commenced or shall be pending or, to the actual knowledge of the officers and directors of Purchaser, threatened, and no statute, rule, regulation or order shall have been enacted, promulgated, issued or deemed applicable to the Business, the Acquisition Assets or the transactions contemplated by this Agreement, by any Governmental Authority or court that reasonably may be expected to (i) prohibit Purchaser's ownership or operation of all or a material portion of the Business or the Acquisition Assets, or compel Purchaser to dispose of or hold separate all or a material portion of Seller's business or assets, as a result of the transactions contemplated by this Agreement or (ii) prohibit consummation of the transactions contemplated by this Agreement.

      (f) OPINIONS OF COUNSEL. Seller shall have received the opinions of counsel of Purchaser reasonably acceptable to Seller and its counsel as to the matters set forth on, and in the form of, EXHIBIT 9.2(F) attached hereto.

      (g) PURCHASER'S RESOLUTIONS. Seller shall have received certified copies of resolutions duly adopted by the board of directors of Purchaser, authorizing and approving the execution and delivery of this Agreement, including the exhibits and schedules hereto, and the consummation of the transactions contemplated herein.

      SECTION 9.3 CONDITIONS TO OBLIGATIONS OF PURCHASER AND SELLER. The obligations of either Purchaser or Seller to consummate the transactions contemplated herein are subject, at the option of Purchaser or Seller, to satisfaction of the following conditions:

      (a) ASSIGNMENT TO "FOR-PROFIT" COMPANY. Purchaser shall have held meetings with, and obtained written consent from, all applicable agencies permitting the assignment of all Contracts to Purchaser as a "for-profit" company.

      (b) TERMINATION OF CERTAIN AGREEMENTS. At Closing, (i) Seller's contract manager shall have agreed to terminate its Seller's contract manager Management Agreement with Seller, without penalty to Seller or Purchaser, and (ii) The Women's Treatment Center ("TWTC") and Seller shall have terminated the Transferred Programs portion of their lease, without penalty to Seller or Purchaser. To the extent Seller is permitted to manage and control such moving activities, Seller shall bear the reasonable and necessary cost of moving the tangible property included in the Acquisition Assets that is located in the Transferred Program portion of the TWTC leasehold to another building acquired by Purchaser hereunder.

      (c) GOVERNMENTAL CONSENT. All necessary Governmental and regulatory consents and approvals shall have been obtained. All required filings under the HSR Act shall have been made and all waiting periods with respect thereto shall have expired. Purchaser shall pay any fees required in connection with the HSR Act filings.

                                   ARTICLE X
                                   TERMINATION

      SECTION 10.1 GROUNDS FOR TERMINATION. This Agreement may be termInated at any time prior to the Closing Date:

      (a) by the mutual written agreement of Seller and Purchaser;

      (b) by Purchaser by written notice thereof to Seller if any of the conditions set forth in SECTION 9.1 hereof shall have become incapable of fulfillment by or before the Closing Date, and shall not have been waived by Purchaser or upon the material breach of this Agreement by Seller;

      (c) by Seller by written notice thereof to Purchaser if any of the conditions set forth in SECTION 9.2 hereof shall have become incapable of fulfillment by or before the Closing Date, and shall not have been waived by Seller or upon the material breach of this Agreement by Purchaser;

      (d) by Purchaser, as set forth in SECTIONS 7.4, 7.10 and 7.11 hereof;

      (e) by Seller, as set forth in SECTION 8.1(F)(II); and

      (f) by Seller or Purchaser by written notice thereof to the other if the transactions contemplated hereby shall not have been consummated by July 31, 1999 or such other date as Seller and Purchaser shall agree upon in writing; PROVIDED, HOWEVER, if the Closing is delayed due to delays in (i) obtaining the written permission of assigning the Contracts and consents from the user agencies or other applicable parties, (ii) obtaining all necessary governmental approvals, (iii) obtaining other contractual consents, if any, (iv) satisfaction of other conditions, or (v) or for any other matter or condition beyond the reasonable control of Purchaser or Seller, the Closing Date may be extended by either party to this Agreement to such period of time reasonably required to satisfy the condition, but in no event shall the Closing Date be extended beyond September 30, 1999.

      SECTION 10.2 EFFECT OF TERMINATION. The following provisions shall apply in the event of a termination of this Agreement:

      (a) Except as otherwise set forth in subsections (b) and (c) of this
SECTION 10.2, if this Agreement is terminated by Seller or by Purchaser as permitted under SECTION 10.1 hereof, Seller shall refund the Earnest Money to Purchaser within three business days after such termination of this Agreement and there shall be no further obligations on the part of Seller or Purchaser or their respective stockholders, directors, officers, employees, agents or representatives (except as set forth in this SECTION 10.2, which shall survive the termination in its entirety). Notwithstanding any other provision set forth herein, nothing in this SECTION 10.2 shall relieve Seller or Purchaser from liability for any breach of this Agreement.

      (b) If this Agreement is terminated by Seller under SECTION 10.1(C) as a result of the material breach by Purchaser of its obligations under this Agreement, Seller shall retain all or a portion of the Earnest Money as necessary against its actual damages if such termination of this Agreement by Seller resulted from Purchaser's breach of this Agreement;

      (c) If this Agreement is terminated by Purchaser as a result of the breach by Seller of its obligations under this Agreement, Seller shall promptly refund to Purchaser the Earnest Money. The parties hereto acknowledge and agree that Purchaser, as a result of the actual damages Purchaser would sustain by reason of such negligent or willful failure of Seller to perform its obligations hereunder, could not be made whole by monetary damages, and it is accordingly agreed that Purchaser shall have the right to elect, in addition to any and all other remedies at law or in equity, to enforce specific performance under this Agreement and Seller waive the defense in any such action for specific performance that a remedy at law would be adequate; and

                                   ARTICLE XI
                                 INDEMNIFICATION

      SECTION 11.1 SELLER'S INDEMNITY OBLIGATIONS. Each of InterventioNs and IDDRS, severally and not jointly, shall indemnify and hold harmless Purchaser and Purchaser's officers, directors, employees, and Purchaser's wholly-owned subsidiaries that acquire any of the Acquisition Assets (each a "PURCHASER INDEMNIFIED PARTY") from and against any and all claims, actions, causes of action, arbitrations, proceedings, losses, Damages, remediations, liabilities, strict liabilities, judgments, fines, penalties and expenses (including, without limitation, reasonable attorneys' fees) (collectively, the "INDEMNIFIED AMOUNTS") incurred by a Purchaser Indemnified Party or for which a Purchaser Indemnified Party bears responsibility as a result of (a) any breach or misrepresentation in any of the representations and warranties made by such Seller in this Agreement or any certificate or conveyance instrument delivered in connection with this Agreement, (b) any violation or breach by such Seller of or default by Seller under the terms of this Agreement or any certificate or conveyance instrument delivered in connection with this Agreement, or (c) the Excluded Liabilities of such Seller.

      Except for matters within the scope of SECTION 11.1(A) AND (B) of this Agreement, nothing in SECTION 11.1(C) above shall otherwise require Seller to indemnify Purchaser's Indemnified Parties for the status of compliance of the Acquired Properties under the Environmental Laws or the presence, release, use, or handling of, or exposure to, Materials of Environmental Concern at, in, on, under, or emanating from any of the Acquired Properties. Nothing in this Agreement, however, shall be construed to constitute a waiver by Purchaser or any of the other Purchaser Indemnified Parties for any claims, rights, or remedies they may have or may acquire under the Environmental Laws, common law, or otherwise with respect to the status of compliance of the Acquired Properties under the Environmental Laws or the presence, release, use, or handling of, or exposure to, Materials of Environmental Concern at, in, on, under, or emanating from any of the Acquired Properties, and Purchaser and the other Purchaser Indemnified Parties expressly preserve and retain all such claims, rights, and remedies.

      SECTION 11.2 PURCHASER'S INDEMNITY OBLIGATIONS. Purchaser shall indemnify and hold harmless Seller and Seller's officers, directors and employees (each a "SELLER INDEMNIFIED PARTY") from and against any and all Indemnified Amounts incurred by a Seller Indemnified Party as a result of (a) any breach or misrepresentation in any of the representations and warranties made by Purchaser in this Agreement or any certificate or instrument delivered in connection with this Agreement, (b) any violation or breach by Purchaser of or default by Purchaser under the terms of this Agreement or any certificate or instrument delivered in connection with this Agreement or (c) the Assumed Liabilities.

      SECTION 11.3 INDEMNIFICATION PROCEDURES. All claims for indemnifiCation under this Agreement shall be asserted and resolved as follows:

      (a) A party claiming indemnification under this Agreement (an "INDEMNIFIED PARTY") shall with reasonable promptness (i) notify the party from whom indemnification is sought (the "INDEMNIFYING PARTY") of any third-party claim or claims asserted against the Indemnified Party ("THIRD PARTY CLAIM") for which indemnification is sought and (ii) transmit to the Indemnifying Party a copy of all papers served with respect to such claim (if any) and a written notice ("CLAIM NOTICE") containing a description in reasonable detail of the nature of the Third Party Claim, an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement.

      Within 30 days after receipt of any Claim Notice (the "ELECTION PERIOD"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party with respect to such Third Party Claim and (ii) whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

      If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this SECTION 11.3(A). The Indemnifying Party shall have full control of such defense and proceedings. The

Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party, to file, during the Election Period but prior to receipt of notice of assumption of the defense from the Indemnifying Party, any motion, answer or other pleadings that the Indemnified Party shall reasonably deem necessary or appropriate to protect its interests. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the person asserting the Third Party Claim or any cross-complaint against any person. Except as otherwise provided herein, the Indemnified Party may participate in, but not control, any defense or settlement of any Third Party claim controlled by the Indemnifying Party pursuant to this SECTION 11.3 and shall bear its own costs and expenses with respect to such participation.

      If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to the preceding paragraph, or if the Indemnifying Party elects to defend the Indemnified Party but fails to prosecute or settle the Third Party Claim as herein provided or if the Indemnified Party reasonably objects to such election on the grounds that counsel for such Indemnifying Party cannot represent both the Indemnified Party and the Indemnifying Parties because such representation would be reasonably likely to result in a conflict of interest, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this SECTION 11.3, and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

      The Indemnifying Party shall not settle or compromise any Third Party Claim unless (i) the terms of such compromise or settlement require no more than the payment of money (i.e., such compromise or settlement does not require the Indemnified Party to admit any wrongdoing or take or refrain from taking any action), (ii) the full amount of such monetary compromise or settlement will be paid by the Indemnifying Party, and (iii) the Indemnified Party receives as part of such settlement a legal, binding and enforceable unconditional satisfaction and/or release, in form and substance reasonably satisfactory to it, providing that such Third Party Claim and any claimed lability of the Indemnified Party with respect thereto is being fully satisfied by reason of such compromise or settlement and that the Indemnified Party is being released from any and all obligations or liabilities it may have with respect thereto. The Indemnified Party shall not settle or admit liability to any Third Party Claim without the prior written consent of the Indemnifying Party unless (x) the Indemnifying Party has disputed its potential liability to the Indemnified Party, and such dispute either has not been resolved or has been resolved in favor of the Indemnifying Party or (y) the Indemnifying Party has failed to respond to the Indemnified Party's Claim Notice.

      (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "INDEMNITY NOTICE") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement.

      SECTION 11.4 DETERMINATION OF INDEMNIFIED AMOUNTS. The IndemNified Amounts payable by an Indemnifying Party hereunder shall be determined (i) by the written agreement of the parties, (ii) by a final judgment or decree of any court of competent jurisdiction, or (iii) by any other means agreed to in writing by the parties. A judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken have been fully determined. In calculating or determining the Indemnified Amounts, such calculation or determination shall be reduced by any amounts received from any insurance company or other third party and by amounts receivable from the Title Company.

      SECTION 11.5 LIMITATION OF SELLER'S LIABILITY.

      (a) Notwithstanding anything to the contrary contained in ARTICLE XI, the aggregate liability of both Interventions and IDDRS together for any event or occurrence and for all events and occurrences in the aggregate giving rise to Seller being required to indemnify Purchaser Indemnified Parties pursuant to (i) SECTIONS 11.1 (A) AND (B) of this Agreement shall be limited to $5,000,000, except as set forth in subsection (ii) hereof, (II) SECTION 11.1(A) with respect to a breach by Seller of any of Seller's representations or warranties set forth in SECTIONS 5.2, 5.4(A), 5.13 or 5.21 shall be limited to the Purchase Price and
(iii) SECTION 11.1(C) of this Agreement shall be unlimited. Notwithstanding the preceding sentence, the aggregate liability of Interventions and IDDRS to Purchaser under SECTION 11.1(C) of this Agreement for the costs of changes to the Acquired Properties, Improvements and Appurtenances in order to be in compliance with zoning laws, building permit requirements, OSHA, Americans with Disabilities Act or similar ordinances, laws or regulations governing the use, occupancy or physical condition of any Acquired Property, Improvement or Appurtenance as of Closing shall be limited to One Million Dollars ($1,000,000), unless such noncompliance was specifically and expressly disclosed in SCHEDULES 5.5, 5.14 OR 5.22 of this Agreement (i.e., the representations and warranties set forth in SECTIONS 5.5, 5.14 AND 5.22 with respect to such noncompliance are accurate, the particular Acquired Property, Improvement or Appurtenance is identified and the matter of noncompliance is specifically identified and described), in which event neither Interventions nor IDDRS shall have any obligation under SECTION 11.1(C) to Purchaser for Purchaser's costs of changes to such Acquired Property, Improvements and Appurtenances at issue in order to be in compliance for such matter.

      (b) Purchaser Indemnified Parties are entitled to indemnification pursuant to ARTICLE XI under this Agreement only to the extent that the amount of any Indemnified Amount, individually or in the aggregate, exceeds a deductible of $100,000.

      SECTION 11.6 LIMITATION OF PURCHASER'S LIABILITY.

      (a) Notwithstanding anything to the contrary contained in ARTICLE XI, the aggregate liability of Purchaser for any event or occurrence and for all events and occurrences in the aggregate giving rise to Purchaser being required to indemnify Seller Indemnified Parties pursuant to

(I) SECTIONS 11.2(A) AND (B) shall be limited to $5,000,000 and (ii) pursuant to
SECTION 11.2(C) of this Agreement shall be unlimited.

      (b) Seller Indemnified Parties are entitled to indemnification pursuant to
SECTION 11.2 only to the extent that the amount of any Indemnified Amount, individually or in the aggregate, exceeds a deductible of $100,000.

                                  ARTICLE XII
                                  MISCELLANEOUS

      SECTION 12.1 COMMISSIONS. Seller and Purchaser represent and warrAnt to the other that it has done nothing to create any liability for the payment of any commission or compensation in the nature of a finder's fee or similar fee to any broker or any other Person in connection with this Agreement and the transactions contemplated hereby.

      SECTION 12.2 SURVIVAL. The representations and warranties set foRth in this Agreement and in any certificate or instrument delivered in connection herewith shall be continuing and shall survive the Closing for a period of two years following the Closing Date; PROVIDED, HOWEVER, that in the case of all representations and warranties, there shall be no such termination with respect to any such representation or warranty as to which a bona fide claim has been asserted by written notice of such claim delivered to the party or parties making such representation or warranty prior to the expiration of the survival period. The covenants and agreements, including but not limited to indemnification obligations, set forth in this Agreement and in any certificate or instrument delivered in connection herewith shall be continuing and survive Closing; PROVIDED, HOWEVER, that the indemnification obligations of the parties hereto (i) set forth in SECTIONS 11.1(A) and 11.2(A) with respect to a breach of a representation or warranty shall terminate at the time such particular representation or warranty shall terminate, and (ii) set forth in SECTIONS 11.1(B) and 11.2(B) shall terminate two years following the Closing Date. The indemnification obligations of Seller and Purchaser set forth in SECTIONS 11.1(C) AND 11.2(C), respectively, shall survive the Closing indefinitely.

      SECTION 12.3 EXPENSES. Except as otherwise provided herein, all costs and expenses incurred by the Purchaser in connection with this Agreement and the transactions contemplated hereby (including but not limited to its legal, accounting, advisory, travel, finders and brokers and other professional fees and expenses) shall be paid by the Purchaser and all such costs and expenses incurred by the Seller shall be paid by the Seller.

      SECTION 12.4 NOTICES. All notices and other communications herEunder shall be in writing and shall be deemed to have been received only if and when (i) personally delivered or (ii) on the third day after mailing, by United States mail, first class, postage prepaid, by certified mail return receipt requested addressed in each case as follows (or to such other address as may be specified by like notice):

       If to Interventions and/or IDDRS to:

            1234 South Michigan Avenue
            Chicago, Illinois 60605
            Attention:  Chairman of the Board
            Telephone:  312/663-0817
            Facsimile:  312/663-9059

      With a copy (which shall not constitute notice) to:

            Hopkins & Sutter
            Three First National Plaza, 41st Floor
            Chicago, Illinois 60602
            Attention:  Jeremiah Marsh
            Telephone:  312/558-6789
            Facsimile:  312/558-6538

      If to Purchaser, to:

            Cornell Corrections, Inc.
            1700 West Loop South, Suite 1500
            Houston, Texas 77056-1805
            Attention:   Brian Bergeron
            Telephone:  713/623-0790
            Facsimile:   713/623-2853

      With a copy (which shall not constitute notice) to:

            Locke Liddell & Sapp LLP
            3400 Chase Tower
            600 Travis Street
            Houston, Texas 77002
            Attention:   Michael T. Peters
            Telephone:  713/226-1200
            Facsimile:   713/223-3717

      SECTION 12.5 ENTIRE AGREEMENT. This Agreement, including all schEdules and exhibits hereto, which schedules or exhibits are incorporated herein by reference and deemed to be a part of this Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by all the parties hereto.

      SECTION 12.6 GOVERNING LAW. This Agreement shall be governed, conStrued and enforced in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

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
      SECTION 12.7 ASSIGNMENTS AND THIRD PARTIES. Except as otherwise prOvided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other party; PROVIDED, HOWEVER, that it is understood and agreed that Purchaser may assign all or any portion of its rights and delegate all or any portion of its duties hereunder to a wholly-owned subsidiary of Purchaser. No assignment shall release a party of any of its obligations under this Agreement.

      SECTION 12.8 CONFIDENTIAL INFORMATION. From and after the daTe of Closing, each of Seller and Purchaser shall use reasonable efforts to maintain the confidentiality of, and shall not disclose to others, and shall protect in accordance with the Illinois Medical Records Act and any other statutory requirements, any Confidential Information heretofore or hereafter furnished to it and owned by the other in connection with the transactions contemplated by this Agreement. "CONFIDENTIAL INFORMATION" means patient medical records, employment records, and, if and only to the extent protected in fact by the party furnishing the same as a trade secret of that party, client lists, pricing policies, operational methods, marketing plans or strategies, and business acquisition and expansion plans. Notwithstanding the foregoing, (i) Confidential Information received from a party shall cease to be such when it becomes publicly available other than by means of the receiving party's breach of this paragraph, (ii) a receiving party may disclose such information to the extent necessary to comply with disclosure requirements of law, regulation or legal process, and (iii) Purchaser shall have no such duties or obligations with respect to Confidential Information relating to the Business, as such Confidential Information is included with the Acquisition Assets being purchased by Purchaser under this Agreement.

      SECTION 12.9 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any of the parties hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible

      SECTION 12.10 AMENDMENTS; NO WAIVERS. Any provision of this AgrEement may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 12.11 NO THIRD PARTY BENEFICIARIES. Nothing in this AgrEement shall entitle any Person other than the parties hereto or their respective successors and assigns permitted hereby to any claim, cause of action, remedy or right of any kind.

      SECTION 12.12 HEADINGS; USE OF CERTAIN TERMS. The headings and taBle of contents herein are for convenience only and shall have no significance in the interpretation hereof. Unless the context shall otherwise require, the singular shall include the plural and vice versa, and each pronoun in any gender shall include all other genders.

      SECTION 12.13 COUNTERPARTS. This Agreement may be executed in any Number of counterparts, each of which shall be deemed for all purposes to be an original, but all of which together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

                                    INTERVENTIONS, an Illinois not-for-profit corporation



                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________


                                    IDDRS FOUNDATION, an Illinois not-for-profit corporation


                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________



                                    CORNELL CORRECTIONS, INC.


                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

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